SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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SUN HEALTHCARE GROUP, INC.
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SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612
________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2012
________________________________

To the Stockholders of Sun Healthcare Group, Inc.:

Notice is hereby given that the 2012 Annual Meeting of Stockholders of Sun Healthcare Group, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 20, 2012 at our executive offices at 18831 Von Karman, Suite 400, Irvine, California 92612 at 9:00 a.m., local time, to consider and vote on the following matters described in the attached proxy statement:

1.
To elect to the Board of Directors the seven (7) persons named in the attached proxy statement to serve until the 2013 annual meeting of stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve the Sun Healthcare Group, Inc. 2012 Cash Bonus Plan; and

5.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 23, 2012 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to promptly submit your proxy or voting instructions to ensure your representation and the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting and wish to vote your own shares in person, you may revoke your proxy or voting instructions at that time by following the procedures described in the attached proxy statement.

For the Board of Directors,

/s/ Michael T. Berg

Michael T. Berg
Secretary
April 30, 2012

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612
______________

PROXY STATEMENT
______________

Introduction

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Sun Healthcare Group, Inc., a Delaware corporation, in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 20, 2012 at our executive offices at 18831 Von Karman, Suite 400, Irvine, California 92612 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. Throughout this Proxy Statement, we sometimes refer to Sun Healthcare Group, Inc. as “Sun,” the “Company,” “we” or “us.” The proxy materials for the Annual Meeting are first being mailed or made available to Sun's stockholders on or about May 1, 2012.

Proxy Procedures

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 20, 2012: This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2011 (the “2011 Annual Report”) are available at http://sunh.client.shareholder.com/annual-proxy.cfm.

In accordance with rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of this Proxy Statement and our 2011 Annual Report. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and submit a proxy or voting instructions to vote their shares at the Annual Meeting. The Notice of Internet Availability also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2011 Annual Report and a proxy card or voting instruction card. We will mail to all stockholders to whom we do not send a Notice of Internet Availability a paper copy of the proxy materials. We believe this process will expedite stockholders' receipt of proxy materials, lower the cost of our Annual Meeting and conserve natural resources.

If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares and the proxy materials are being sent to you by Sun. As the stockholder of record, you have the right to submit a proxy to authorize the voting of your shares at the Annual Meeting or attend and vote at the Annual Meeting in person. Your proxy can be submitted over the Internet by following the instructions provided in the Notice of Internet Availability or on the separate proxy card if you received a paper copy of the proxy materials. In addition, if you received a paper copy of the proxy materials, you may also submit your proxy by telephone by following the instructions provided on the separate proxy card enclosed with the proxy materials or by mail by completing, signing, dating and returning the separate proxy card in the postage pre-paid envelope. Your proxy must be received by telephone or over the Internet by 11:59 pm Eastern time on June 19, 2012 in order for your shares to be voted at the Annual Meeting. If you submit your proxy by mail, your proxy card must be received before the Annual Meeting in order for your shares to be voted at the Annual Meeting.

The persons named to serve as proxy holders were selected by the Board. If a proxy is properly submitted before the Annual Meeting, and not revoked, all shares represented thereby will be voted at the

Annual Meeting, including any postponements or adjournments thereof. If a proxy specifies the manner in which shares are to be voted, the shares will be voted in accordance with such specifications. If a proxy is properly submitted and no such specification is made, such shares will be voted by the proxy holders as recommended in this Proxy Statement by the Board. As to any other business that may properly come before the Annual Meeting, the proxy holders will vote the shares in accordance with their best judgment. Sun does not presently know of any other business to come before the meeting.

Submission of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Sun an instrument revoking it, properly submitting another proxy on a later date prior to the deadline for receiving proxies as described above, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

If your shares of Sun's common stock are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and your broker, bank or other nominee is forwarding these proxy materials to you together with voting instructions. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares and are also entitled to attend the Annual Meeting; however, you may not vote your shares in person at the meeting unless you obtain from the broker, bank or nominee that holds your shares a “legal proxy” giving you the right to vote the shares in person at the meeting. As a beneficial owner, you may submit your voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability or on the separate voting instruction card you received from your broker, bank or nominee. If you received a paper copy of the proxy materials, you may also be able to submit your voting instructions by telephone or by mail. Please refer to the voting instructions provided by your broker, bank or nominee for instructions on how to vote your shares and the deadline for receipt of your voting instructions. If you have already submitted voting instructions and wish to change your vote, you may do so by submitting new voting instructions to your broker, bank or nominee prior to the Annual Meeting or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

Sun will pay the cost of solicitation of proxies. In addition, Sun may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial holders of stock held of record by such persons. Although it is contemplated that proxies will be solicited primarily through the mail, Sun may use its directors, officers and employees, without additional compensation, to conduct solicitation by telephone, facsimile and other means.

Outstanding Shares and Voting Rights

At the close of business on April 23, 2012, there were outstanding 25,450,374 shares of Sun's common stock, par value $.01 per share. Only the holders of common stock at the close of business on April 23, 2012, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted upon. The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the meeting. Abstentions and “broker non-votes” (defined below) will be counted as present for quorum purposes.

The person appointed by Sun to act as election inspector for the Annual Meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspector will treat shares represented by proxies that reflect abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker submits a proxy on some matters but not on others because the beneficial owner of the shares did not provide voting instructions on the other matter and the broker does not have discretionary power to vote on that matter. Brokers do not have discretionary power to vote shares held on behalf of a beneficial owner on any proposal to be considered at the Annual Meeting other than Proposal No. 2 to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2 but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Once a quorum has been established, directors are elected by a majority of the votes cast with respect to such director, unless the election is contested, meaning that the number of nominees exceeds the number of directors to be elected. In the case of a contested election, directors shall be elected by a plurality of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Under Delaware law, if an incumbent director is not re-elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by Sun's Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation. If an incumbent director is not re-elected, the Nominating and Governance Committee will consider the director's resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified.

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of votes cast with respect to such director. For the election of directors, shares voting “abstain” with respect to a director and broker non-votes do not constitute votes “for” or “against” the director and thus are not counted for purposes of calculating whether the director has been elected.

As required by Sun's Bylaws, approval of each of the other proposals at the Annual Meeting requires the affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. However, Proposal No. 2 (ratification of appointment of independent registered public accounting firm) and Proposal No. 3 (advisory vote to approve executive compensation) are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

Abstentions with respect to Proposal Nos. 2, 3 and 4 will be treated as represented and entitled to vote on such proposals and will have the effect of votes “against” those proposals. Broker non-votes on Proposal Nos. 3 and 4 will not be treated as represented and entitled to vote on the proposals and thus will not be counted for purposes of determining the outcome of the vote on these proposals. Abstentions and broker non-votes will, however, be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

The Board currently is comprised of the seven members listed below. We seek directors of high character and integrity, who are accomplished in their respective fields and possess relevant expertise and experience. We also seek directors that collectively represent a diversity of backgrounds and experiences. The following is a description of the experience, qualifications and skills that our directors bring to the Board that are important in light of our businesses and structure:

▪
Leadership experience. We believe that directors with experience in a significant leadership position, such as Chief Executive Officer, provide us with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

▪
Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors and therefore we seek directors who are financially knowledgeable. The Company measures its operating and strategic performance primarily by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success.

▪
Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industries in which we operate. We believe that such experience is important to the director's understanding of our operations, risks and opportunities.

▪
Public company experience. We believe that directors with experience as executives or directors in, or as advisors to, publicly owned corporations, including as members of the key standing board committees of those corporations, will be more familiar with the securities laws and other issues faced by public companies that do not affect privately owned corporations.

▪
Other experience. We seek directors who bring diverse, yet relevant experience to the Board. For example, directors with experience in governmental affairs, human resources and information technology can provide unique insights to the other directors and management.

The specific experience, qualifications and skills that the Nominating and Governance Committee considered in recommending each director's re-nomination is included in the biographies below.

Name	Age as of the Annual Meeting	Director Since	Member of Committee:
			Audit	Compen- sation	Nominating and Governance	Com- pliance	Exec- utive
Gregory S. Anderson(1)	55	2001	X	—	—	X(2)	X(2)
Tony M. Astorga	66	2004	X	—	X(2)	X	—
Christian K. Bement	70	2004	X	X(2)	X	—	—
Michael J. Foster	59	2005	—	X	—	X	X
Barbara B. Kennelly	75	2005	—	—	X	X	—
William A. Mathies	52	2010	—	—	—	—	X
Milton J. Walters	70	2001	X(2)	X	—		—

(1)	Lead Independent Director

(2)	Committee Chair

Gregory S. Anderson has served as Chief Executive Officer of Legacy Senior Housing and Development Company, a developer and owner of senior residential facilities in Arizona, since 2008. He served as President and Chief Executive Officer of Bank of Arizona, NA from 2004 until 2007. He served as President and Chief Executive Officer of Quality Care Solutions, Inc., a publicly held provider of software and services for the healthcare industry, from 1998 to 2002. Prior to 1998, Mr. Anderson was in the venture capital business. From 1993 to 1998 he was President of Anderson & Wells Co., the venture capital manager of Sundance Venture Partners and El Dorado Investment Co. Mr. Anderson has served on the board of directors, and the audit committee of the board of directors, of Hawaiian Holdings, Inc., a publicly held owner of Hawaiian Airlines, since 2002, and has been chairman of the audit committee since 2007. Among other qualifications, Mr. Anderson brings to the Board industry experience as a chief executive officer of a company that develops and operates senior residential facilities; public company experience as a current director of a publicly held company and current chairman of the audit committee of a publicly held company; and finance experience as a former executive of a venture capital provider.

Tony M. Astorga served Blue Cross and Blue Shield of Arizona, a health insurance company, as the Senior Vice President and Chief Business Development Officer from 2010 to 2011 and as Senior Vice President and Chief Financial Officer from 1988 to 2010. From 1976 to 1987 he was a partner in the firm of Astorga, Maurseth & Co., P.C., a certified public accounting firm. Mr. Astorga previously served on the board of directors of Regency Health Services, Inc., which at the time he served as a director was a publicly held long-term care operator. Among other qualifications, Mr. Astorga has industry experience as a former chief financial officer of a health insurance company and former director of a long term care company; and finance experience as a former chief financial officer of a health insurance company and former partner of a certified public accounting firm.

Christian K. Bement served from 1997 until 2009 as a director, and from 2004 until 2009, as Chairman of the Board of Directors, of Earl Scheib, Inc., a publicly held chain of auto paint shops. He served as the President and Chief Executive Officer of that company from 1999 until 2009, and as Executive Vice President and Chief Operating Officer from 1995 until 1999. He previously served on the board of directors and as an officer of Thrifty Corporation, an operator of drug stores and sporting goods stores with in excess of 30,000 employees, as Executive Vice President from 1990 to 1994 and as Senior Vice President of Industrial Relations from 1985 to 1990. He was one of the founders and served on the board of directors of 1st Century Bancshares, Inc. located in Century City, California from 2003 to 2008, and chaired the Audit Committee for that institution. He also is a founder and director of Drive Wire.com, an automobile parts internet retailer, and has served on the board of directors of Hanson Distributing Co., Inc., a privately held automotive parts distribution company, since 2011. Among other qualifications, Mr. Bement brings to the Board leadership experience as a former chief executive officer; public company experience as a former chief executive officer and director of a public company; finance experience as a founding investor and former chairman of the audit committee of a financial institution; and other experience in human resources and risk management as a senior vice president of industrial relations of a large company.

Michael J. Foster is a managing director of RFE Management Corp. of New Canaan, Connecticut, where he has been employed since 1989. RFE Management Corp. is the investment manager for RFE Investment Partners V, L.P., RFE Investment Partners VI, L.P and RFE Investment Partners VII L.P. (collectively referred to as “RFE”) and other private equity investment funds. Mr. Foster was a director of several publicly held health care companies five or more years ago, including Res-Care, Inc., a provider of residential, therapeutic and educational support to people with developmental or other disabilities, from 2001 to 2005. Mr. Foster has served on the board of directors, and the audit and nominating and governance committees of the board of directors, of Sabra Health Care REIT, Inc. (“Sabra”), a publicly held company that owns and invests in real estate serving the healthcare industry, since 2010. Mr. Foster is also, and has been previously, a director of several privately held portfolio companies of RFE, including Peak Medical Corporation, an operator of long-term care inpatient centers, from 1998 to 2005. Among other qualifications, Mr. Foster has industry experience as a former director of a long-term care company; public company experience as a current and former director of public companies; and other experience as director of multiple privately held companies.

Barbara B. Kennelly has served as the President of Barbara Kennelly Associates, a provider of comprehensive legislative, advocacy, government relations, public affairs and strategic communications services, since 2011. She previously served as President and Chief Executive Officer of the National Committee to Preserve Social Security and Medicare from 2002 to 2011 and on the Social Security Advisory Board from 2005 to 2011. Mrs. Kennelly served as a lobbyist within the federal policy practice group of the law firm of Baker & Hostetler LLP from 2000 to 2001, and served as Counselor to the Commissioner at the Social Security Administration from 1999 to 2000. Mrs. Kennelly served as a Representative from the State of Connecticut in the United States Congress from 1982 to 1999, during which time she was (i) the first woman elected to serve as the Vice Chair of the House Democratic Caucus, (ii) the first woman to serve on the House Committee on Intelligence and to chair one of its subcommittees, (iii) the first woman to serve as Chief Majority Whip, (iv) the third woman in history to serve on the Ways and Means Committee, and (v) the ranking member of the Subcommittee on Social Security during the 105th Congress. Prior to her election to Congress, Mrs. Kennelly was Secretary of the State of the State of Connecticut and a member of the Hartford Court of Common Council. She currently serves on numerous Boards and Commissions, including the Social Security Advisory Board. Among other qualifications, Ms. Kennelly brings to the Board industry experience as a former member of a board that advises branches of the federal government regarding, and former member of the board of a nonpartisan advocacy group for rights under, Social Security and Medicare; leadership experience as a former Representative in the United States Congress and Chief Majority Whip; and other experience as a member of, and leader in, Congress and as a state and local governmental official.

William A. Mathies has been our Chairman of the Board and Chief Executive Officer since November 2010. Mr. Mathies served as President of SunBridge Healthcare, LLC (formerly, SunBridge Healthcare Corporation, referred to herein as “SunBridge”) from 2002 to November 2010 and as President and Chief Operating Officer of each of SunBridge and Sun's ancillary services holding company from 2006 to November 2010. From 2001 to 2002, Mr. Mathies served as Executive Vice President of Beverly Enterprises, Inc. (“Beverly”), a long-term care company. From 1995 to 2001, he served as President of Beverly Health and Rehabilitation Services (the long-term care subsidiary of Beverly). From 1981 to 1995, he served Beverly in various other operational positions. Among other qualifications, Mr. Mathies has industry experience as an executive of long-term care companies for over 17 years and experience in long-term care companies for over 30 years; and leadership experience as the former president of SunBridge and other long-term care companies.

Milton J. Walters has served with strategic financial consulting and investment banking companies for over 40 years, including: President of Tri-River Capital since 1999; Managing Director of Prudential Securities from 1997 to 1999; Senior Vice President and Managing Director of Smith Barney from 1984 to 1988, where he was in charge of the financial institutions group; and Managing Director of Warburg Paribas Becker from 1965 to 1984, where he was in charge of the financial institutions group. He has served on the board of directors, and the audit, compensation and nominating and governance committees of the board of directors, of Sabra since 2010; and as a director and audit committee member of Fredericks of Hollywood Group, Inc., a publicly held company that designs, manufactures and sells women's clothing, since 2008. Mr. Walters also served as a director and chairman of the audit committee of Decision One Corporation, a privately held information technology services company, from 2003 until its sale in June 2010. Among other qualifications, Mr. Walters brings to the Board public company experience as an advisor to client companies and a director and member of an audit committee of a public company; leadership experience as a current president and former managing director and head of professional groups of investment banking companies; and extensive finance experience as a current audit committee chairman of a private company and from 40 years of investment banking positions.

Role of the Board; Corporate Governance Matters

The Board oversees the Company's Chief Executive Officer and other senior management in the competent and ethical operation of the Company and seeks to assure that the long-term interests of the stockholders are being served. The Board has determined that none of the current non-employee directors has a relationship which, in the opinion of the Board, would interfere with the director's exercise of independent judgment in carrying out his or her responsibilities as director. Accordingly, the Board has determined that each of Messrs. Anderson, Astorga, Bement, Foster and Walters and Mrs. Kennelly is “independent” under the applicable Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”).

Messrs. Foster and Walters, members of the Board, were appointed to the board of directors of Sabra in November 2010. The Company currently leases 86 centers from Sabra and made aggregate lease payments of $70.4 million to Sabra in fiscal 2011. In making its determination concerning the independence of Messrs. Foster and Walters, the Board considered each director's role on the Sabra board of directors and concluded that it would not interfere with the exercise of his independent judgment in carrying out his responsibilities as a director of Sun. In serving on the board of directors of both Sun and Sabra, Messrs. Walters and Foster have an actual conflict of interest with respect to matters at Sun involving Sabra. In order to mitigate this conflict of interest, Sun's Corporate Governance Guidelines provide that Messrs. Walters and Foster (i) will not participate in board discussions at Sun to the extent the discussions relate to negotiations, disputes or other material matters involving Sabra, (ii) will abstain from voting on any matters involving Sabra, and (iii) will leave a meeting of the Board while remaining directors discuss and vote on any matter involving Sabra. The Board may, in the future, also form committees of independent directors to discuss and act upon matters involving Sabra. Aside from these matters, Sun does not expect to exclude Messrs. Walters and Foster from any other Board business or Company information.

During 2011, the Board held eight meetings. To assist in the discharge of its responsibilities, the Board maintained five standing committees during 2011: Audit, Compensation, Nominating and Governance, Compliance, and Executive. The Corporate Governance Guidelines and the written charters under which each of the committees operate are available for viewing on Sun's web site at www.sunh.com by clicking on “Governance” and then “Guidelines.” The members of these standing committees are appointed by the Board and serve at the pleasure of the Board. None of the directors attended fewer than 75% of the total meetings of the Board and committees on which he or she served during 2011. Sun encourages its directors to attend its annual meetings, and each of our directors attended the 2011 Annual Meeting of Stockholders.

Leadership Structure. The Board has concluded that having our Chief Executive Officer serve as Chairman of the Board, in concert with an independent director serving as Lead Independent Director, is in the best interests of stockholders and is the most effective structure for our leadership.

William A. Mathies, our Chairman and Chief Executive Officer, has provided effective leadership in these capacities. The Board believes that our Chief Executive Officer is best suited to serve as Chairman because he is the director most familiar with our Company and industry sector, and most capable of assessing strategic priorities. In the Board's view, combining the roles of Chairman and Chief Executive Officer facilitates the flow of information between management and the Board, and helps assure that the strategies adopted by the Board will be best positioned for execution by management.

To promote the independence of the Board and demonstrate our commitment to strong corporate governance, the Board annually designates an independent, non-employee director as Lead Independent

Director. Gregory S. Anderson has served as our Lead Independent Director since 2008. The Lead Independent Director's duties include chairing executive session meetings of the independent directors and chairing meetings of the full Board in the absence of the Chairman; representing the Board in meetings with third parties, as appropriate; and working with the Chairman to finalize information provided to the Board, meeting agendas and meeting schedules, including for the annual strategic planning session. The Lead Independent Director also sets the agenda for the meetings held in executive session, and discusses issues that arise from these meetings with the Chief Executive Officer. The non-employee members of the Board meet in executive session during each regularly scheduled Board meeting, and during special meetings of the Board as appropriate.

Risk Oversight. The Board provides oversight concerning the Company's assessment and management of risks relating to our business operations. The Board discusses and takes appropriate action in connection with material acquisitions, financings, other major strategic undertakings and other matters that may involve material risk to the Company. Members of management provide regular reports to the Board for discussion regarding business operations and strategic planning, personnel matters and benefit plans, financial planning and budgeting, material litigation, and succession issues, including any material risks to the Company relating to such matters. In considering and acting upon such matters, the Board provides guidance with respect to risk tolerance. The Board's oversight function is conducted, in part, through committees of the Board (these committees are further described below). The chairmen of the committees will report to the full Board, as appropriate, regarding the Company's material risk exposures and risk management policies that are addressed during committee meetings. The Board also discusses risk exposures, as appropriate, when it meets privately with our Chief Executive Officer.

•
The Audit Committee periodically discusses our policies for the assessment and management of risks to the Company that could materially and adversely impact our financial position or operating results, or the financial reporting of the same, with management and our internal auditors and independent accountants, as well as our plans to monitor, control and minimize risks pursuant to such policies. The Audit Committee is also responsible for overseeing our financial reporting, accounting, internal controls and insurance matters (including general and professional liability and workers' compensation). Our Chief Financial Officer, Senior Vice President - Corporate Controller, Vice President of Internal Audit and outside accountants regularly meet with and/or report to the Audit Committee at its meetings, and the Audit Committee regularly meets separately with the Chief Financial Officer, the Vice President of Internal Audit and our outside accountants.

•
The Compliance Committee oversees our compliance with, and the Company's assessment and management of risks related to, the complex federal and state healthcare regulations that govern our business practices. Compliance with our Code of Conduct is also reported to the Compliance Committee. Our Senior Vice President of Corporate Compliance and Audit and the President and the Senior Vice President-Clinical Operations of our subsidiary that operates inpatient care centers attend meetings of this committee and make regular reports at those meetings.

•	The Nominating and Governance Committee oversees governance issues, including the Company's assessment and management of risks and issues related to our governance structure.

•
The Compensation Committee oversees, among other things, the Company's assessment and management of risks related to compensation of our senior executives, and all matters relating to our 2009 Performance Incentive Plan, including the granting of equity-based awards.

•	Our Chief Executive Officer, General Counsel and Secretary regularly attend meetings of these committees and make reports to the committees as appropriate. In addition, our directors often communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

The Board believes that its leadership structure, discussed in detail under the heading “Leadership Structure” above, supports the risk oversight function of the Board for the same reasons that it believes its leadership structure is most effective for the Company, namely that it facilitates the flow of information between management and the Board while ensuring independent oversight by the Board.

Audit Committee. As more fully described in its charter, the Audit Committee oversees Sun's accounting and financial reporting processes and audits of Sun's financial statements, including oversight with respect to the integrity of Sun's financial statements, the qualifications, independence and performance of Sun's independent registered public accounting firm and the performance of Sun's internal audit function.

The Audit Committee is currently comprised of Mr. Walters (Chair), Mr. Anderson, Mr. Astorga and Mr. Bement. The Board has determined that each member of the Audit Committee is “independent” under the rules of NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act”). The Board has designated Mr. Walters as an “audit committee financial expert,” as defined by the SEC. The Audit Committee held eight meetings during 2011.

Compensation Committee. As more fully described in its charter, the Compensation Committee determines the compensation of Sun's Chief Executive Officer and other senior officers, including salaries, bonuses, grants of stock options and other forms of equity-based compensation, approves all employment and severance agreements for senior officers, approves significant changes to benefit plans, and performs such other functions as the Board may direct. The Compensation Committee also administers Sun's stock incentive plans and makes recommendations to the Board concerning the compensation of the directors. The Compensation Committee is currently comprised of Mr. Bement (Chair), Mr. Foster and Mr. Walters. The Board has determined that each member of the Compensation Committee is independent under the rules of NASDAQ. In 2011, the Compensation Committee held six meetings and took action by written consent in lieu of a meeting one time.

The Compensation Committee takes into account recommendations of Sun's Chief Executive Officer in determining the compensation (including stock awards) of senior officers other than the Chief Executive Officer. Otherwise, our officers do not have any role in determining the form or amount of compensation paid to our named executive officers (as listed below in “Executive Compensation-Summary Compensation Table - 2011, 2010 and 2009” beginning on page 31). In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee but any such subcommittee does not have final decision-making authority on behalf of the Committee. The Compensation Committee has no current intention to appoint or delegate any matters to a subcommittee.

The Compensation Committee meets as necessary to formulate its compensation decisions. Such meetings may include one or more of Sun's senior officers or consultants retained by the Compensation Committee. As further described in the Compensation Discussion and Analysis below, for purposes of 2011 compensation, the Compensation Committee employed an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), to conduct a review of industry and sector trends in executive compensation and to assist the Committee's deliberations concerning 2011 compensation. FWC's services for Sun during 2011 were limited to its engagement by the Compensation Committee, and FWC received no compensation from Sun other than by reason of such engagement.

Nominating and Governance Committee.  As more fully described in its charter, the Nominating and Governance Committee evaluates and recommends to the Board qualified individuals to become members of the Board, including nominees for election to the Board at annual meetings of stockholders, evaluates and recommends to the Board changes concerning the nature, structure and operations of the Board and its committees, monitors Sun's director orientation and continuing education processes, receives annual reports concerning senior management development and succession plans, and develops and recommends to the Board a set of corporate governance principles for Sun. The Nominating and Governance Committee is currently comprised of Mr. Astorga (Chair), Mr. Bement and Ms. Kennelly. The Board has determined that each member of the Nominating and Governance Committee is independent under the rules of NASDAQ. In 2011, the Nominating and Governance Committee held two meetings.

Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by NASDAQ and the rules and regulations of the SEC.  As set forth in Sun's Corporate Governance Guidelines, the Nominating and Governance Committee seeks to elect directors who: (i) are of high character and integrity; (ii) are accomplished in their respective fields; (iii) have relevant expertise and experience, and are able to offer advice and guidance to management based on that expertise and experience; (iv) have sufficient time available to devote to Sun's affairs; (v) will represent the long-term interests of Sun's stockholders as a whole; and (vi) are not age 80 or older at the time of election. In addition, while the Board does not have a formal policy for the consideration of diversity in identifying nominees for director, as provided in Sun's Corporate Governance Guidelines, the Nominating and Governance Committee also seeks to elect directors that will collectively represent a diversity of background and experience on the Board. On an annual basis, as part of the Board's annual self-evaluation, the Board assesses whether the overall mix and diversity of Board members is appropriate for our Company.

The Nominating and Governance Committee will consider written recommendations from stockholders (including beneficial stockholders) for candidates to be considered for election to the Board.  Recommendations may be submitted by delivering a written notice to Michael T. Berg, Secretary, 18831 Von Karman, Suite 400, Irvine, California 92612, that includes the following information: (i) all information required to be provided with respect to a nominee for director as set forth in Section 1.12 of Article I of Sun's Bylaws, (ii) a statement of the proposed director candidate's qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates as described above, (iii) a statement detailing any relationship between the proposed director candidate and any customer, supplier or competitor of Sun, (iv) detailed information about any relationship or understanding between the recommending stockholder and the director candidate, and (v) such additional information as may be required by the Nominating and Governance Committee to determine the eligibility of the director candidate to serve as a member of the Board.

Qualified candidates for membership on the Board will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and candidates for nomination to the Board (without regard to whether a director candidate has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Compliance Committee. As more fully described in its charter, the Compliance Committee assists the Board in ensuring the ongoing commitment of Sun to compliance with applicable healthcare laws, regulations, professional standards, industry guidelines and Sun's policies and procedures and Code of Conduct. The Compliance Committee is currently comprised of Mr. Anderson (Chair), Mr. Astorga, Mr. Foster and Ms. Kennelly. In 2011, the Compliance Committee held four meetings.

Executive Committee. As more fully described in its charter, the Executive Committee assists the Board in fulfilling its responsibilities in an efficient and timely manner during the interval between regular meetings of the full Board. In performing this role, the Executive Committee is empowered to exercise all powers and authority of the Board if Board action is needed during the interval between meetings of the Board, provided that the Executive Committee may not take any action which (i) would require the approval of Sun's stockholders, (ii) would be in contravention of the powers that a committee may exercise pursuant to the Delaware General Corporation Law, or (iii) is in contravention of specific directions given by the full Board. The Executive Committee is currently comprised of Mr. Anderson (Chair), Mr. Foster and Mr. Mathies. In 2011, the Executive Committee held one meeting and took action by written consent in lieu of a meeting one time.

Report of the Audit Committee(1)

In connection with the financial statements for the fiscal year ended December 31, 2011, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T), and

(3)
received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that Sun's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC. The Board has approved this inclusion.

Submitted by the Audit Committee:

Milton J. Walters, Chairman
Gregory S. Anderson
Tony M. Astorga
Christian K. Bement
_________________

(1)
SEC filings sometimes “incorporate information by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless we specifically state otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Exchange Act.

Code of Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and Corporate Controller, and other financial personnel and a Code of Conduct that applies to all of our employees, officers and directors. Among other things, these codes are designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Code of Ethics and the Code of Conduct are available on Sun's web site at www.sunh.com by clicking on “Governance” and then “Compliance.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics or the Code of Conduct to our directors or executive officers, including our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our website.
Compensation of Directors

Pursuant to the Company's Non-Employee Director Compensation Policy that was effective through March 14, 2012, each member of the Board who was not also our employee (“Non-Employee Directors”) was entitled to receive: (1) an annual fee of $35,000, payable in four equal quarterly installments, (2) $1,750 for each Board or Board committee meeting attended in person, (3) for each additional Board committee meeting attended in person on the same date, $1,500 for Audit or Compliance Committee meetings, and $1,000 for Compensation or Nominating and Governance Committee meetings and (4) $1,000 for any Board or Board committee meetings attended by telephone. Each Chairperson of a committee of the Board was entitled to receive an additional annual fee, payable in four equal quarterly installments, as follows:  $8,000 for Audit, $6,000 for Compliance, and $5,000 for each of Compensation, Nominating and Governance or Executive. In addition, each of the Non-Employee Directors was entitled to receive an annual award of restricted stock units valued at $100,000 on the date of the award. Each of these awards (1) vests monthly over one year, (2) is not distributable as shares of our common stock until the earlier of the directors having attained five years of service on the Board or the director's separation from service from the Board, and (3) provides that any unvested restricted stock units shall accelerate and vest in full on the occurrence of a change in control or the Non-Employee Director's death or disability.

The Company's Non-Employee Director Compensation Policy was amended effective March 15, 2012. Pursuant to such amended Policy, each Non-Employee Director is entitled to receive: (1) an annual fee of $75,000, which is payable in four equal quarterly installments, (2) $1,750 for a meeting of the Board attended in person, (3) $1,750 for a meeting of a committee attended in person if the meeting occurs on a date on which the director did not attend a meeting of the Board or another committee, (4) the following amount for a committee meeting attended in person on the same date as a meeting of the Board of Directors or another committee attended by the director: $1,500 for a meeting of the Audit or Compliance Committee and $1,000 for a meeting of the Compensation or Nominating and Governance Committee, and (5) $1,000 for any Board or committee meeting attended by telephone.  Each Chairperson of a committee of the Board shall receive an additional annual fee as follows: $8,000 (Audit Committee Chairperson), $6,000 (Compliance Committee Chairperson), and $5,000 (Compensation Committee or Nominating and Governance Committee Chairperson), each payable in four equal quarterly installments.  The Lead Independent Director shall receive an additional annual fee of $5,000, payable in four equal quarterly installments.  Each director shall receive an annual award of restricted stock units on the date that the Compensation Committee grants regular annual equity awards to its officers and employees in an amount valued at $60,000 using the closing sale price of Sun's common stock as of the date of the award.  The stock unit awards shall have the following terms:  (i) the units shall vest monthly over one year, (ii) the vested units shall not be distributed as common stock until the earlier of the five year anniversary of the date of grant or the director's separation of service from the Board, and (iii) the vesting of the units and the distribution of the vested units shall accelerate at death, disability or a change in control of Sun.

Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at Board and committee meetings.

Director Compensation - 2011

The following table presents information regarding the compensation paid for 2011 to our Non-Employee Directors. The compensation paid to Mr. Mathies, who was also our employee during 2011, is presented below in the Summary Compensation Table and the related tables. Mr. Mathies is not entitled to receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2)(3) (c)	Total ($) (h)
Gregory S. Anderson	81,500	100,000	181,500
Tony M. Astorga	77,000	100,000	177,000
Christian K. Bement	76,750	100,000	176,750
Michael J. Foster	65,250	100,000	165,250
Barbara B. Kennelly	60,000	100,000	160,000
Milton J. Walters	78,750	100,000	178,750
____________

(1)
The amounts reported in Column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. No stock awards or option awards granted to Non-Employee Directors were forfeited during 2011. No stock options were granted to the Non-Employee Directors during 2011. For a discussion of the assumptions and methodologies used to value the awards referred to above, please see the discussion of stock awards contained in Note 11 - “Capital Stock” to Sun's Consolidated Financial Statements as set forth in the 2011 Annual Report.

(2)	The number of outstanding and unexercised options and the number of unvested stock units held by each of our Non-Employee Directors as of December 31, 2011 are shown below:

Director	Number of Shares Subject to Outstanding Options as of 12/31/11		Number of Unvested Restricted Stock Units as of 12/31/11
	Exercisable	Unexercisable
Gregory S. Anderson	11,613	0	1,797
Tony M. Astorga	11,613	0	1,797
Christian K. Bement	6,688	0	1,797
Michael J. Foster	6,688	0	1,797
Barbara B. Kennelly	17,163	0	1,797
Milton J. Walters	17,163	0	1,797

(3)	Each director received a grant of 7,189 restricted stock unit awards on March 14, 2011 with a grant date fair value of $100,000.

Communications with the Board

Stockholders may send written communications to the Board or to specified individual directors on the Board, c/o the Secretary of Sun at 18831 Von Karman, Suite 400, Irvine, California 92612.  All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board or any specified individual director, as applicable.  If the correspondence is addressed to the Board, the Chairman will distribute it to the other Board members if he determines it is appropriate for the Board to review.

Executive Officers

Executive officers are appointed annually by the Board. There are no family relationships among directors, nominees for director and executive officers. The following sets forth the titles and certain biographical information for each of our executive officers. The ages of the officers are as of the date of the Annual Meeting. The biographical information for William A. Mathies, our Chairman of the Board and Chief Executive Officer, is included under “Board of Directors” above.

Glen Cavallo, age 54, has served as the President of SolAmor Hospice Corporation, our hospice services subsidiary, since 2006. From 2005 to 2006, Mr. Cavallo served as a senior consultant to Sun.  From 2003 to 2012, Mr. Cavallo served as the President/CEO of Advantage Information Services, Inc, a healthcare collections firm.  From 2001 to 2003, he led Medshares Home Health and from 1997 to 2001, he served as President for Beverly Enterprises' hospice and home care operations.

Cindy Chrispell, age 51, has been our Senior Vice President of Human Resources since 2008.  Ms. Chrispell was Vice President, Partner Resources (Human Resources) of Starbucks Coffee Company from 2005 to 2008 and the Partner Resources Director, Southwest Zone for Starbucks Coffee Company from 2001 to 2005.  She has served in various Human Resources leadership positions since 1983 for companies such as the Los Angeles Times and Circuit City Stores.

Susan Coppola, RN, age 50, has been our Senior Vice President of Corporate Compliance and Audit since September 2011. Ms. Coppola previously served as the Senior Vice President of Clinical Operations for SunBridge from 2007 to September 2011. Prior to joining SunBridge, she was the Senior Vice President of Clinical Operations at Harborside Healthcare Corporation, an operator of long-term care facilities, from 2002 until it was acquired by Sun in 2007. Ms. Coppola served as a senior healthcare manager for PricewaterhouseCoopers from 2000 to 2002.

Susan E. Gwyn, age 60, has been President of SunDance Rehabilitation Corporation, our rehabilitation therapy services subsidiary, since 2007. From 2001 to 2007, Ms. Gwyn was the Senior Vice-President, Rehabilitation Services of Harborside Healthcare Corporation. From 2000 to 2001, she was an independent consultant, and from 1991 to 2000 she held various positions with Prism Rehab Systems, a provider of rehabilitation and occupational therapy services and program.

Richard L. Peranton, age 63, has been President of CareerStaff Unlimited, Inc., our medical staffing subsidiary, since 2004. From 2001 to 2004, Mr. Peranton was the President and Chief Executive Officer of EMSI, Inc. a leading medical information services provider related to risk management services. From 1994 to 2001, he was the President and Chief Executive Officer of Nursefinders, Inc., one of the nation's largest providers of temporary staffing services. From 1981 to 1994, he served in various capacities, most recently as President-Southern Division, with Olsten Kimberly Quality Care, a provider of supplemental health care staffing.

L. Bryan Shaul, age 67, has been our Executive Vice President and the Chief Financial Officer since 2005. From 2001 to 2004, Mr. Shaul was the Executive Vice President and Chief Financial Officer of Res-Care, Inc., a publicly owned provider of services to persons with developmental disabilities and special needs. From 1999 to 2001, he served at Humana Inc., a health insurance company, most recently as Vice President-Finance and Controller and prior to that as Vice President of Mergers and Acquisitions. From 1997 to 1999, Mr. Shaul was Chief Financial Officer of Primary Health, Inc., a physician practice management and HMO company. From 1994 to 1996, he was the Senior Vice President and Chief Financial Officer of RightCHOICE Managed Care, Inc., a provider of managed health care products and services. From 1971 to 1993, he held various positions with Coopers & Lybrand, most recently as the Partner-in-Charge of West Coast Insurance Practice.

Raymond L. Thivierge, age 50, has been our Chief Development Officer since 2011. He previously served SunBridge as Senior Vice President of Operations for the Northeast Division from 2009 to 2011. He served Genesis Healthcare Corporation, a long-term care company, as Senior Vice President of Operations from 2002 to 2009 and as Vice President for Network Development from 1998 to 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock on April 23, 2012 for the following: (i) each of our directors and named executive officers as listed below in “Executive Compensation-Summary Compensation Table - 2011, 2010 and 2009” beginning on page 31; (ii) all of our directors and executive officers as a group; and (iii) each person known by us to own more than 5% of our common stock. Except as otherwise indicated below, the address of the stockholders listed below is 18831 Von Karman, Suite 400, Irvine, California 92612.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent Beneficially Owned(1)
Directors and Certain Executive Officers:
Gregory S. Anderson	45,063(2)	*
Tony M. Astorga	45,788(3)	*
Christian K. Bement	46,001(4)	*
Michael J. Foster	62,216(5)	*
Susan Gwyn	50,6716)	*
Barbara B. Kennelly	47,333(7)	*
William A. Mathies	483,039(8)	*
Michael Newman	6,606(9)	*
Logan Sexton	56,459(10)	*
L. Bryan Shaul	196,895(11)	*
Raymond L. Thivierge	59,436(12)	*
Milton J. Walters	59,441(13)	*
All directors and executive officers as a group (14 persons)	1,288,908(14)	4.9%

5% Stockholders:
Ameriprise Financial, Inc. and affiliate(15)	2,101,570	8.4%
145 Ameriprise Financial Center
Minneapolis, MN 55474
Brigade Capital Management, LLC and affiliates(16)	1,690,227	6.7%
399 Park Avenue, 16th Floor
New York, NY 10022
J. Carlo Cannell(17)	1,595,504	6.3%
P.O. Box 3459
Jackson, WY 83001
BlackRock, Inc.(18)	1,504,945	6%
40 East 52nd Street
New York, NY 10022
Nantahala Capital Management, LLC(19)	1,295,107	5.1%
100 First Stamford Place, 2nd Floor
Stamford, CT 06902

*	Less than 1.0%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise noted, percentage ownership is calculated based on 25,450,374 shares of Company common stock outstanding on April 23, 2012. Options exercisable within 60 days of April 23, 2012 are deemed to be currently exercisable and we deem shares subject to these options, in addition to stock units vesting within 60 days of April 23, 2012, outstanding for purposes of computing the share amount and percentage ownership of the person holding such stock option and units, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. Shares of common stock subject to vested restricted stock units, the payment of which has been deferred until termination of service, are deemed to be currently outstanding for purposes of computing the share amount and percentage ownership of the person holding such units, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)
Includes (i) 11,613 shares that could be purchased pursuant to stock options, (ii) 21,992 vested restricted stock units that are payable in shares of common stock and (iii) 733 shares held by Mr. Anderson's minor children, with respect to which Mr. Anderson shares voting and investment power.

(3)	Includes (i) 11,613 shares that could be purchased pursuant to stock options and (ii)21,992 vested restricted stock units that are payable in shares of common stock.
(4)
Includes (i) 6,688 shares that could be purchased pursuant to stock options, (ii) 25,326 vested restricted stock units that are payable in shares of common stock and (iii) 13,987 shares held by the Bement Family Trust, with respect to which Mr. Bement shares voting and investment power.

(5)	Includes (i) 6,688 shares that could be purchased pursuant to stock options and (ii) 21,992 vested restricted stock units that are payable in shares of common stock.
(6)	Includes 26,218 shares that could be purchased pursuant to stock options.
(7)	Includes (i) 17,163 shares that could be purchased pursuant to stock options and (ii) 23,084 vested restricted stock units that are payable in shares of common stock.
(8)
Consists of (i) 141,495 shares held by the Mathies Family Trust, with respect to which Mr. Mathies shares voting and investment power, (ii) 185,544 shares that could be purchased pursuant to stock options, and (iii) 156,000 unvested restricted stock awards.

(9)
Mr. Newman's employment with Sun ended on September 30, 2011. Beneficial ownership information was provided by Mr. Newman. Consists of shares held by the Newman Trust, with respect to which Mr. Newman shares voting and investment power.

(10)
Mr. Sexton's employment with Sun ended on April 15, 2012. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Sexton with the SEC, adjusted to give effect to subsequent transactions through April 23, 2012 of which Sun is aware in connection with employment-related equity awards. Includes (i) 24,126 shares that could be purchased pursuant to stock options and (ii) 9,000 shares held by the Sexton Family Limited Partnership, with respect to which Mr. Sexton shares voting and investment power.

(11)
Includes (i) 99,125 shares that could be purchased pursuant to stock options, (ii) 10,312 vested restricted stock units that are payable in shares of common stock and (iii) 39,400 unvested restricted stock awards.

(12)	Includes (i) 13,180 shares that could be purchased pursuant to stock options and (ii) 22,018 vested restricted stock units that are payable in shares of common stock.
(13)	Includes (i) 17,163 shares that could be purchased pursuant to stock options and (ii) 29,099 vested restricted stock units that are payable in shares of common stock.
(14)
Includes (i) 176,566 shares held by family trusts or by minor children, with respect to which the officer or director shares voting and investment power, (ii) 487,942 shares that could be purchased pursuant to stock options, (iii) 175,815 vested restricted stock units that are payable in shares of common stock, and (iv) 195,400 unvested restricted stock awards.

(15)
Share and percentage ownership information is given as of December 31, 2011 and was obtained from a Schedule 13G filed with the SEC on February 14, 2012. In the Schedule 13G, Ameriprise Financial, Inc. and its subsidiary, Columbia Management Investment Advisers, LLC, disclosed that they have shared voting power over 1,969,044 shares and shared dispositive power over 2,101,570 shares.

(16)	Share and percentage ownership information is given as of December 31, 2011 and was obtained from Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2012. In the Schedule 13G,

Brigade Capital Management, LLC, Brigade Leveraged Capital Structures Fund Ltd. and David E. Morgan, III disclosed that they have shared voting and dispositive power over all 1,690,227 shares.
(17)
Share and percentage ownership information is given as of December 31, 2011 and was obtained from Amendment No. 1 to a Schedule 13G filed with the SEC on February 13, 2012. According to the Schedule 13G, Anegada Master Fund, Ltd ("Anegada"), The Cuttyhunk Master Portfolio ("Cuttyhunk"), Optima Ucits Umbrella Pls ("Ucits") and Tonga Partners L.P. ("Tonga" and collectively with Anegada, Cuttyhunk and Ucits, the "Funds") owned in the aggregate 1,595,504 shares; Cannell Capital LLC acts as the investment adviser to Anegada, the investment sub-advisor to Cuttyhunk and Ucits and is the general partner of and investment adviser to Tonga; and J. Carlo Cannell is the sole managing member of Cannell Capital LLC. Accordingly, Mr. Cannell disclosed that he has sole voting and dispositive power over all 1,595,504 shares.

(18)
Share and percentage ownership information is given as of December 30, 2011and was obtained from Amendment No. 2 to a Schedule 13G filed with the SEC on February 8, 2012. In the Schedule 13G, BlackRock, Inc. disclosed that it has sole voting and dispositive power over all 1,504,945 shares.

(19)
Share and percentage ownership information is given as of December 31, 2011 and was obtained from Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2012. In the Schedule 13G/A, Nantahala Capital Management, LLC disclosed that it has shared voting and dispositive power over all 1,295,107 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules promulgated thereunder require our directors and executive officers and persons who own more than ten percent of our common stock to report their ownership and changes in their ownership of common stock to the SEC. Copies of the reports must also be furnished to us. Specific due dates for the reports have been established by the SEC and we are required to report any failure of our directors, executive officers and more than ten percent stockholders to file by these dates.

Based solely on a review of the copies of such reports received by us, or written representations from certain reporting persons, we believe that during 2011 all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were met except that (i) a Form 4 reporting the open market purchase of shares of our common stock was filed late by members of the Board (Messrs. Astorga, Anderson and Bement) and an executive officer (Mr. Thivierge), and (ii) a Form 3 for Mr. Thivierge was filed late. All such reports were filed within one month of their due dates.

Certain Relationships and Related Transactions

The Board has adopted a written Related Person Transaction Policy to govern the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of our last fiscal year was, an executive officer, director or director nominee, (ii) any person who is known to be the beneficial owner of more than 5% of our common stock, (iii) any immediate family member of any of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial interest.

Under this policy, the Audit Committee is responsible for reviewing, approving or ratifying each related person transaction or proposed transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant facts and circumstances of the related person transaction available to the Audit Committee and will approve only those related person transactions that are in, or not inconsistent with, the best interests of Sun and its stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Sun's compensation philosophy, explains the objectives of our compensation programs, sets forth the elements of the compensation paid or awarded to, or earned by, our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers for 2011 and our former Executive Vice President and General Counsel (the named executive officers are referred to herein as “NEOs”). Sun's NEOs for 2011 were:

Name	Position as of December 31, 2011
William A. Mathies	Chief Executive Officer and Chairman of the Board
L. Bryan Shaul	Executive Vice President and Chief Financial Officer
Logan Sexton	President of SunBridge Healthcare, LLC
Susan E. Gwyn	President of SunDance Rehabilitation Corporation
Raymond L. Thivierge	Chief Development Officer
Michael Newman	Former Executive Vice President and General Counsel

This CD&A should be read in conjunction with the tables and text contained elsewhere in this Proxy Statement that describe the compensation awarded to, earned by or paid to NEOs in 2011.
Executive Summary
On November 15, 2010, we completed a restructuring of our business by separating our real estate assets and our operating assets into two separate publicly traded companies (the “Restructuring”). As a result of certain key transactions completed as part of the Restructuring, substantially all of our owned real property and related mortgage indebtedness owed to third parties was transferred to or assumed by Sabra Health Care REIT, Inc. (“Sabra”) and its subsidiaries, and Sabra is now a separate publicly traded real estate investment trust. Following the Restructuring transactions, we have continued the healthcare services business that Sun was engaged in prior to the Restructuring, and we remain a publicly traded healthcare services company that principally serves the senior population.
Following the Restructuring, Mr. Mathies became our Chief Executive Officer and Chairman of the Board, replacing our former Chief Executive Officer who became Sabra's Chairman, President and Chief Executive Officer. Mr. Sexton succeeded Mr. Mathies as the President of SunBridge following the Restructuring, and Mr. Thivierge was appointed as our Chief Development Officer during 2011. Mr. Shaul and Ms. Gwyn continue to serve as our Executive Vice President and Chief Financial Officer and President of SunDance, respectively, as their positions remained unchanged following the Restructuring.
Through our subsidiaries, we operate approximately 165 skilled nursing centers, 14 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers. We also provide rehabilitation therapy services to affiliated and non-affiliated centers, medical staffing services and hospice services. We employ approximately 29,000 employees in 46 states.
Our 2011 compensation decisions were affected by changes in the amounts that the government paid for our services. As a long term care provider, our revenues are heavily dependent on payments administered under the skilled nursing Medicare and Medicaid programs. We believe that the percentage of our revenues that is derived from the Medicare and Medicaid programs is larger than most of our peer companies listed below, and as a result our business is more dependent on the Medicare and Medicaid payment rates than most of our peer companies.

In late July 2011, the Centers for Medicare and Medicaid Services (“CMS”) announced its final rule for skilled nursing facilities for the 2012 federal fiscal year that commenced on October 1, 2011 (the “CMS Final Rule”). The CMS Final Rule resulted in a reduction in Medicare Part A payment rates by approximately 12.6% and additional changes related to the provision of therapy services and corresponding reimbursement. We believe the trading price of our common stock has been adversely affected by the enactment of the CMS Final Rule. On April 29, 2011, the first trading day following CMS's proposed notice of rulemaking regarding 2012 reimbursement rates, our common stock closed at $11.79, down $1.85 (13.6%) from its closing price on the immediately prior trading day. On August 1, 2011, the first trading day following announcement of the CMS Final Rule, our common stock closed at $3.35, down $3.65 (52.1%) from its closing price on the immediately prior trading day. As described in more detail below, among our peer companies, we believe we experienced the most significant decline in stock price immediately following the announcement of the CMS Final Rule because of the extent to which our business is dependent upon Medicare and Medicaid payment rates, and that only three of our peer companies suffered similarly significant declines.
The trading price of our common stock remained depressed during the fourth quarter, closing at $3.88 at the end of 2011; however, the trading price of our common stock has started to recover during 2012. On April 27, 2012, our common stock closed at $7.25, representing an increase of approximately 87% from its closing price at the end of 2011.
As a result of the steep decline in the trading price of our common stock caused by the enactment of the CMS Final Rule, the unexercised stock options and unvested stock units that had been granted to the NEOs over a period of several years lost much of their retention incentive value. As described in more detail in this CD&A, each of the NEOs also received a lower annual bonus payment in the aggregate for 2011 than they earned for 2010 and received only 2-3% increases in base salaries in 2011 as a result of the negative impact that the CMS Final Rule had on our business. In addition, at management's recommendation, the Compensation Committee did not increase the base salaries of the NEOs for 2012.
Since the enactment of the CMS Final Rule, the Company has implemented a mitigation plan to address the revenue loss caused by the CMS Final Rule. The mitigation plan was designed to minimize the negative impact of the CMS Final Rule without affecting the quality of our patient care. We believe we have successfully executed our mitigation plan to date, and that our successful execution contributed to a less than projected decline in our income before income taxes in the fourth quarter of 2011. We also believe the mitigation plan has contributed to the recovery of the trading price of our common stock that has occurred to date in 2012.
During the fourth quarter of 2011 and in connection with the mitigation plan, we implemented a two-year cash-based executive retention plan. As described in more detail in this CD&A, the retention plan is performance based and awards will only become payable if we achieve at least the midpoint of our publicly disclosed earnings per share (“EPS”) guidance for the applicable performance period. Any retention bonuses that become eligible for payment payable based on our EPS performance are subject to an additional time-based vesting requirement to enhance employment retention. We believe the retention of our executive team is critical and that it was necessary to implement the retention plan in order to provide the NEOs, and other participating executives and key employees, with a performance-based retention incentive.
The remainder of this CD&A discusses our compensation programs and philosophy, and focuses on the compensation actions taken during 2011.

Compensation Governance

The Compensation Committee of Sun's Board of Directors is responsible for establishing the compensation of the NEOs. In determining the compensation for 2011, the Compensation Committee consulted with our Chief Executive Officer (with respect to NEOs other than himself) and an independent compensation consultant. None of the NEOs was a member of the Compensation Committee.

Compensation Program and Objectives
Our compensation program for executives is intended to:

•	attract and retain qualified senior officers;

•	motivate exceptional performance;

•	maintain the highest possible quality of care for our patients and residents;

•	align the interests of our executive management with the interests of our stockholders; and

•	inspire teamwork and collaboration among the executives.

We believe that our combination of performance-based compensation, including annual cash incentive bonus opportunities and equity-based long-term incentives, together with an annual base salary, helps to accomplish these objectives. We also believe that the adoption of our new performance based executive retention plan will help us accomplish these objectives by helping to ensure continuity of leadership.
Our NEOs received compensation as approved by the Compensation Committee and pursuant to applicable employment agreements, severance benefit agreements and performance incentive plans. The NEOs also participated in benefit plans that are available to our officers and other employees. The material terms of these agreements and plans are described below in this CD&A and in the narrative that follows the Summary Compensation Table.
In structuring executive compensation programs, we consider how each component promotes retention and/or motivates executive performance. Base salaries and benefit programs (including perquisites and severance benefits) are primarily intended to attract and retain qualified executives by providing a competitive level of compensation to these executives commensurate with their roles.
Our annual incentive bonus opportunity is primarily intended to reward our NEOs for achieving specific financial, and for certain officers, quality of care, objectives. Incentive bonuses are designed to reward performance achieved during the year of performance. Our new performance based executive retention plan is designed to reward EPS performance achieved during the applicable performance period, and also includes an additional time-based vesting requirement that is intended to retain qualified executives. Our annual stock awards are long-term equity incentives and are primarily intended to align the interests of the NEOs and our stockholders. Long-term equity incentives awarded in 2011 (and before) generally vest over a period of four years, promoting retention and rewarding sustained performance.
We believe that performance-based compensation, such as annual incentive bonuses, awards granted under our performance based executive retention plan and long-term equity incentives, plays a significant role in motivating performance. We believe that the motivation provided by performance-based compensation, which utilizes a consolidated financial performance measure as a primary factor in incentive compensation for the NEOs (and other financial measures for other officers and employees), is not, however, so aggressive that it would encourage inappropriate risk taking by the NEOs or other employees.
Differences in compensation among the group of NEOs are largely attributable to the executives' respective responsibilities, corporate function and individual impact on our overall financial performance.
Compensation Consultant
In 2010, the Compensation Committee retained FWC, an independent compensation consultant, to conduct a review of industry and sector trends in executive compensation and to assist the Compensation Committee's deliberations concerning 2011 compensation. FWC provided analyses of executive compensation in peer companies (listed below), presented performance-based target ranges for incentive bonuses and stock-based awards for executives and the number of shares to be subject to the stock-based awards, and advised on other aspects of executive compensation as requested by the Compensation Committee. FWC reported, and was directly responsible, only to the Compensation Committee. FWC does not perform services for us, except on behalf of, and as instructed by, the Compensation Committee.
Peer Companies
In making its 2011 compensation decisions, the Compensation Committee, with the assistance of FWC, reviewed related data from 17 other companies that operated healthcare businesses in 2010 (the “Peer Group”). Because there are so few public companies that derive a comparable percentage of total revenues from Medicare and Medicaid for the operation of skilled nursing facilities and the provision of therapy services as Sun, we believe that only four of the companies included within the Peer Group truly operate businesses similar to Sun (Kindred Healthcare, Inc., Ensign Group, Inc., National Healthcare Corporation and Skilled Healthcare Group). Because using those companies by themselves would result in too small of a sample size, the Compensation Committee determined that it was appropriate to include additional companies in its compensation evaluation. As a result, with the assistance of FWC, the Compensation Committee included additional companies in the Peer Group, including operators of home healthcare and therapy services. These Peer Group companies ranged in size from one-third to 2.25 times our revenue (determined at the time the peer group was selected), with Sun's trailing revenue above the peer median. The Peer Group companies for 2011 were:

Amedisys, Inc.	Brookdale Senior Living, Inc.
Emeritus Corporation	Ensign Group, Inc.
Five Star Quality Care, Inc.	Gentiva Health Services, Inc.
HealthSouth Corporation	HealthSpring, Inc.
Kindred Healthcare, Inc.	Magellan Health Services, Inc.
Molina Healthcare, Inc.	National Healthcare Corporation
Rehabcare Group, Inc.	Res-Care, Inc.
Select Medical Corporation	Skilled Healthcare Group, Inc.
Sunrise Senior Living, Inc.
Because our business is materially different than all but four of the Peer Group companies, we believe the enactment of the CMS Final Rule had a proportionally larger impact on our business and the trading price of our common stock than most of the Peer Group companies. The chart below shows both the dollar value and one-day percentage decline in the closing price of our common stock and that of each of the Peer Group companies on August 1, 2011, the first trading day following the announcement of the CMS Final Rule. As shown in the chart below, we experienced the most significant decline in stock price immediately following the announcement of the CMS Final Rule. Only three of our Peer Group companies (Kindred Healthcare, Inc., Ensign Group, Inc. and Skilled Healthcare Group) suffered declines ranging from 22.22% to 42.50% immediately following the announcement of the CMS Final Rule, much lower than our decline of 52.1%.

Company	Dollar Value of Stock Price Decline	Percentage Decline
Sun Healthcare Group,Inc.	$3.65	52.1%
Amedisys, Inc.	$1.20	4.64%
Emeritus Corporation	$0.65	3.31%
Five Star Quality Care, Inc.	$0.50	10.1%
HealthSouth Corporation	$1.65	6.76%
Kindred Healthcare, Inc.	$5.51	29.25%
Molina Healthcare, Inc.	$0.46	2.03%
Rehabcare Group, Inc.	N/A	N/A
Select Medical Corporation	$0.26	3.31%
Sunrise Senior Living, Inc.	$0.26	2.95%
Brookdale Senior Living, Inc.	$1.06	4.96%

Ensign Group, Inc.	$6.31	22.22%
Gentiva Health Services, Inc.	$2.75	15.29%
HealthSpring, Inc.	N/A*	N/A*
Magellan Health Services, Inc.	$1.96	3.76%
National Healthcare Corporation	$5.92	12.44%
Res-Care, Inc.	N/A	N/A
Skilled Healthcare Group, Inc.	$3.74	42.5%

*Sold prior to August 1, 2011.

Companies that comprise our Peer Group are likely to change over time, given the merger and restructuring activity that has occurred in this sector over the past few years and due to the performance of Sun and each other company. The 2011 Peer Group differed from the peer group used for the analysis for 2010 as follows: Chemed Corporation, Lincare Holdings, Psychiatric Solutions and Odyssey Healthcare were removed and Five Star Quality Care, Inc., Molina Healthcare, Select Medical Corporation, and Ensign Group Inc. were added. Psychiatric Solutions and Odyssey Healthcare were removed because they were acquired by other companies and their stock is no longer publicly traded. Chemed Corporation was removed because the Compensation Committee believed its business was no longer similar enough to Sun's. Lincare Holdings was removed because the Compensation Committee believed it was too large relative to Sun. The four companies that were added to the Peer Group for 2011 were added because the Compensation Committee believed that they were healthcare services companies with revenues and market caps similar to Sun's. FWC also provided data from non-customized broad-based proprietary surveys of executive compensation for the Compensation Committee's review.
In making compensation decisions, the Compensation Committee did not rely solely on Peer Group compensation or survey data or on benchmarking our NEOs' compensation against compensation paid by the Peer Group companies. We do not target compensation to specific percentiles, but generally attempt to position the NEOs in a range from slightly below the median to slightly below the 75th percentile of the Peer Group companies. Mr. Mathies' targeted total annual compensation (including annual base salary, target annual bonus amount, and annual grant-date value of equity awards) was slightly below the median in recognition that he had only recently become CEO. Positioning in the range is generally tied to our judgment of the executive's function, contributions, experience and performance. The Compensation Committee used the Peer Group company and survey data as a general reference and also considered other factors, including its assessment of:

•	the competitive environment for executives of both public and private companies in our industry, which we believe is severe,

•	the compensation paid to our officers in prior years to help ensure consistency from year to year,

•	our acquisitions over the past few years, the capital raising efforts that made those acquisitions possible, and the integration efforts required to consolidate those acquisitions,

•	the improved operating performance that Sun experienced since 2005 prior to CMS's proposed notice of rulemaking regarding 2012 reimbursement rates,

•	the difficult operating conditions during the current economic downturn and the resultant freezes on or reductions in reimbursements,

•	the impact of the Medicare and Medicaid rate environment, including the impact of the CMS Final Rule, and

•	the performance-based structure of our compensation system.

The Role of Stockholder Say-on-Pay Votes
Sun provides its stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our NEOs, which we refer to as a say-on-pay proposal. At our 2011 Annual Meeting of Stockholders, approximately 95.9% of the votes cast supported our say-on-pay proposal. The Compensation Committee believes this high degree of stockholder support for our 2011 say-on-pay proposal affirms stockholders' support of the executive compensation program the Compensation Committee has implemented. The Compensation Committee will continue to consider the outcome of stockholders' votes on our say-on-pay proposals when making future compensation decisions for the NEOs.
Base Salaries
In December 2010 and February 2011, the Compensation Committee, taking into consideration competitive pay levels and advice provided by FWC, approved increases to the base salaries of the executive officers who were appointed to new positions in connection with or shortly after the Restructuring, including Mr. Mathies, who became the Chief Executive Officer and Chairman of Sun, Mr. Sexton, who became President of SunBridge, and Mr. Thivierge, who became Sun's Chief Development Officer. Mr. Mathies' base salary was increased to $725,000, Mr. Sexton's base salary was increased to $400,000 and Mr. Thivierge's base salary was increased to $335,000. The Compensation Committee deferred making decisions on the base salaries of the other NEOs until June 2011. In June 2011, the Compensation Committee determined, taking into consideration competitive pay levels, the fact that the executive salaries had been frozen since March 2009, and based on the recommendation of Mr. Mathies, that base salary increases in the range of 2-3% for the other NEOs were warranted effective July 1, 2011.
Annual Incentive Bonus
Each NEO participates in a plan that provides for an annual incentive bonus if we achieve or exceed one or more financial performance targets. The Compensation Committee consulted with FWC and Mr. Mathies concerning the 2011 incentive bonus plans commencing in the latter part of 2010. In March 2011, after a review and discussion of our 2011 financial projections, the Compensation Committee adopted the 2011 Executive Bonus Plan (the “Bonus Plan”), the SunBridge President 2011 Incentive Plan (the “SunBridge Plan”) and the SunDance President 2011 Incentive Plan (the “SunDance Plan”). These plans established the annual incentive bonus structure and potential amounts of incentive bonuses for each NEO. All of the NEOs except Ms. Gwyn and Mr. Sexton participated in the Bonus Plan. Because of their positions as the President of SunBridge and SunDance, respectively, Mr. Sexton participated in the SunBridge Plan and Ms. Gwyn participated in the SunDance Plan. When approving these plans, the Compensation Committee also approved the financial performance targets for 2011 for these plans, which were based on management's 2011 financial projections. At the time the financial performance targets were approved, CMS's proposed notice of rulemaking regarding 2012 reimbursement rates had not been released, and the targets were approved well in advance of the announcement of the CMS Final Rule.
In its discussions, the Compensation Committee considered the bonus structure for 2010 and prior years, to provide consistency in approach, and incentive bonuses paid to similarly situated executives at our Peer Group companies. The incentive bonus plans were generally similar to our bonus programs of the past few years. Bonuses are calculated as percentages of base salary, and could range between minimum and maximum levels, depending on achievement of the financial performance target.
Financial Performance Measures
The financial performance measure for the annual incentive bonuses for the executive officers of Sun participating in the Bonus Plan, including Messrs. Mathies, Shaul, Thivierge and Newman, was consolidated normalized EBITDA. The annual incentive bonuses for Mr. Sexton and Ms. Gwyn, who are the presidents of Sun's subsidiaries SunBridge and SunDance, respectively, used both the consolidated normalized EBITDA measure and the EBITDA of each president's respective subsidiary, weighted 85% to the financial performance of the subsidiary. The 2011 financial performance targets were as follows: (i) consolidated normalized EBITDA, $115.6 million; (ii) SunBridge EBITDA, $150.5 million; and (iii) SunDance EBITDA, $7.591 million.
We believe that the normalized EBITDA performance measure, which is widely reported by us and our peers, provides a standard measure of our financial performance. EBITDA is defined as net income before interest expense, provision for taxes, depreciation, amortization and unusual charges. The incentive bonus plans provide for adjustments to the calculation of EBITDA for the effect of actuarial adjustments for self-insurance for general and professional liability, discontinued operations, restructuring charges and nonrecurring costs related to acquisitions and other similar events. We refer to these adjustments as normalizing adjustments.
We refer to EBITDA that is adjusted for the items discussed above as normalized EBITDA or normalized adjusted EBITDA. We believe that normalized adjusted EBITDA provides the most accurate measure of operational performance because the normalizing adjustments eliminate distortions caused by discontinued operations, nonrecurring events and actuarial adjustments that have provided significant swings in income in the past.
We report normalizing adjustments to EBITDA, and provide a reconciliation of the normalizing adjustments to the calculation of EBITDA, as well as a reconciliation of EBITDA to our net income (loss), each quarter when we publicly report our earnings.
Operation of the Plans
The target percentage of base salary payable under the Bonus Plan, expressed as a percentage of base salary, if 100% of the financial performance target was achieved, was 90% for Mr. Mathies and 75% for each of Messrs. Shaul, Newman and Thivierge. For example, in the case of Mr. Mathies, if the target were achieved, he would receive 100% of his bonus (i.e., 90% of base salary) and if 105% of the target were achieved, he would receive 125% of his bonus (i.e., 112.5% of base salary). Mr. Mathies' target bonus was increased from 80% of his base salary to 90% of his base salary in connection with his becoming our Chief Executive Officer and Chairman, however Mr. Mathies' target bonus was still set as a lower percentage of base salary than our former Chief Executive Officer and Chairman. Mr. Thivierge's target bonus was increased from 40% of his base salary to 75% of his base salary in connection with his promotion, while the target bonuses for Messrs. Shaul and Newman remained the same percentage of their base salaries as in 2010. Payments under the Bonus Plan depended on achievement of normalized EBITDA as set forth below (with interpolation between percentages shown):

% of normalized EBITDA target	85%	90%	95%	100%	105%	110%	115%
% of target Bonus funded	30%	50%	95%	100%	125%	150%	175%

Maximum payments under the Bonus Plan would be made if actual financial performance was 115% or more than the performance target. In order for any bonus to be paid under the Bonus Plan, 85% of the financial performance target was required to be achieved. The 85% threshold level represented a higher threshold performance level than in effect for 2010, when the threshold level for a 30% payout was 80% of the financial performance target.

The target percentage of base salary payable under the SunBridge Plan and the SunDance Plan, expressed as a percentage of base salary, if 100% of the applicable financial performance targets were achieved, was 75% for Mr. Sexton and 60% for Ms. Gwyn. Mr. Sexton's target bonus was increased from 40% of his base salary to 75% of his base salary in connection with his promotion, while the target bonus for Ms. Gwyn remained the same percentage of her base salary as in 2010.   Under the SunBridge Plan and the SunDance Plan, each of Mr. Sexton and Ms. Gwyn, respectively, was entitled to receive an incentive bonus equal to an amount that is 85% dependent on achievement of their subsidiary's EBITDA target and 15% dependent on achievement of the 2011 consolidated normalized EBITDA performance target.  The purpose of this mix was to reward achievement of budget for the subsidiaries for which they are responsible, while maintaining an incentive to work as part of the senior management team to achieve our overall financial goal.  The tables below set forth the incentive bonus that would be earned by Mr. Sexton and Ms. Gwyn based on levels of achievement of the performance targets (with interpolation between percentages shown).

PERCENT OF TARGET BONUS FUNDED Divided 85% for direct subsidiary/15% for SHG results
% of target achieved	SunBridge	SunDance
85%	30%	20%
100%	100%	100%
115%	175%	175%

No bonus is paid under the SunBridge Plan or SunDance Plan (i) based on the respective subsidiary's EBITDA target if less than 85% of the EBITDA performance target were achieved or (ii) based on the consolidated normalized EBITDA performance target if less than 85% of the 2011 normalized adjusted EBITDA performance target were achieved.
Under each of the bonus plans, the amount of the bonus for each officer is prorated if achieved results are between target levels. In addition, each bonus plan provides that incentive bonus amounts must be accrued and taken into account in the calculation of the financial performance measures. The threshold, maximum and target amounts of the annual incentive bonuses for each NEO for 2011 are set forth in the Grants of Plan-Based Awards table below, under the heading 'Estimated Future Payouts Under Non-Equity Incentive Plan Awards'.
Quality of Care
The Bonus Plan and SunBridge Plan also specified that the maximum 2011 incentive bonus payable to Messrs. Mathies and Sexton could be reduced by the Compensation Committee based on achievement of a quality of care component, in order to align these incentive bonuses with our mission of SunBridge providing quality, cost-effective patient care. To determine if the quality of care goal has been achieved, the Compensation Committee uses its discretion to assess such data as it deems relevant, including data supplied by third parties and internally generated data. Satisfaction of the quality of care component does not result in any additional incentive bonus or other compensation, but if this quality of care component were not achieved, the Compensation Committee could, in its discretion, reduce the amount of the incentive bonus otherwise payable to Mr. Mathies and Mr. Sexton.
Amount of 2011 Incentive Bonuses
In March 2012, the Compensation Committee met to discuss potential bonuses payable to the NEOs under the Bonus Plan, the SunBridge Plan and the SunDance Plan. The Committee determined that (i) our 2011 normalized adjusted EBITDA equaled $95.1 million or 82.2% of the normalized EBITDA target of $115.6 million, (ii) the 2011 SunBridge EBITDA equaled $123.7 million or 82.2% of the normalized EBITDA target of $150.5 million, and (iii) the 2011 SunDance EBITDA equaled $14.2 million or 186.5% of the SunDance EBITDA target of $7.591 million.
The Compensation Committee approved an incentive bonus to Ms. Gwyn under the SunDance Plan of $276,597, which was the result of SunDance's EBITDA performance against its target and applying the methodology described above. The Compensation Committee determined that the performance targets under the Bonus Plan and SunBridge Plan, as well as the consolidated normalized EBITDA target under the SunDance Plan, were not achieved and therefore no incentive bonuses were paid to the other NEOs under the Bonus Plan and the SunBridge Plan and Ms. Gwyn was not paid a bonus with respect to the consolidated normalized EBITDA target under the SunDance Plan. We report the incentive bonus paid to Ms. Gwyn in March 2012 for performance in 2011 in the Summary Compensation Table below under the heading 'Non-Equity Incentive Plan Compensation.'
Discretionary Incentive Bonuses for 2011 Performance
In March 2012, the Compensation Committee reviewed our performance during 2011 and the performance of each of the NEOs. The Compensation Committee believed that, because the Company was meeting its internal budgets through September 30, 2011, the applicable performance targets under the Bonus Plan and SunBridge Plan were likely to have been achieved but for the enactment of the CMS Final Rule which became effective on October 1, 2011. The Compensation Committee also focused on each NEO's role in the implementation and execution of our mitigation plan, which addressed the revenue loss caused by the CMS Final Rule and reduced the impact of the CMS Final Rule on our operations. Finally, the Compensation Committee acknowledged the need to retain the NEOs under circumstances where it believed the failure of the NEOs (other than Ms. Gwyn) to earn incentive bonuses for 2011 was due to the enactment of the CMS Final Rule, an unanticipated event beyond the control of Sun and the NEOs. Based on the Compensation Committee's review, the Compensation Committee decided to award each NEO other than Ms. Gwyn a discretionary cash bonus for 2011 performance. The amount of each NEO's discretionary cash bonus was set at 50% of the NEO's target bonus opportunity in recognition of the Compensation Committee's assessment of each NEO's strong performance during 2011. We report the discretionary bonuses paid to the NEOs other than Ms. Gwyn in March 2012 for performance in 2011 in the Summary Compensation Table below under the heading 'Bonus.' Ms. Gwyn did not receive a discretionary bonus because she received a 2011 payout under the SunDance Plan.

Long-Term Incentives - Restricted Stock Unit Awards
Pursuant to the Compensation Committee's policy, annual equity awards for existing officers and key employees are made in March after the filing of our Annual Report on Form 10-K. In accordance with this policy, in March 2011 the Compensation Committee approved awards of restricted stock units to the NEOs. These awards were designed both to reward executives for sustained performance by means of the performance-based requirements described below and to provide a long-term retention incentive by means of a multi-year vesting schedule.
The Compensation Committee did not use a set formula to determine the total number of restricted stock units granted to each NEO in 2011, but determined that the grant levels were appropriate in its judgment after considering multiple factors, including FWC's and Mr. Mathies' recommendations (other than for himself), competitive grant levels for the Peer Group companies, dilutive impact, costs resulting from equity awards, the number of shares available under the performance incentive plans, the number and value of awards granted in prior years, and a general assessment of our financial performance in 2010. Mr. Mathies' recommendations were primarily based on individual performance and the percentages of stock awards granted to categories of officers and employees that had been made in prior years. After considering the various factors, the Compensation Committee granted equity awards to the NEOs in 2011 that had long term incentive values lower than what had been granted to the NEOs in 2010, and Mr. Mathies' long term incentive value was less than what his predecessor had been awarded in 2010.
The Compensation Committee also considered whether the 2011 long term equity awards should include both restricted stock units and stock options and determined that the awards should consist entirely of restricted stock units subject to the performance-vesting requirements described below. Granting 2011 long term equity awards entirely in restricted stock units represented a change from prior years, when long term equity awards were typically granted in the form of a combination of stock options and restricted stock units. Restricted stock units compensate employees in part for prior year performance (subject to performance and service vesting requirements) and provide an incentive to maintain and enhance the value of our common stock. The Compensation Committee determined to award 100% restricted stock units in 2011 because, subject to the achievement of the vesting requirements, these awards will provide the executives with a meaningful amount of common stock, further aligning their interests with those of our stockholders. Unlike options, restricted stock units are “full value” awards that generally are designed to replicate the same economic benefits as owning a share of common stock, and these awards will retain retentive value in periods of stock price decline. The Compensation Committee also considered that fewer restricted stock units can generally be awarded (when compared with stock options) to convey the same grant-date value, and therefore the Compensation Committee believes that granting long term equity awards solely in the form of restricted stock units is a way to deliver the same grant-date value to executives while minimizing the dilutive effect of the awards on Sun's stockholders.

Beginning in 2011, the Compensation Committee also changed the structure of restricted stock unit awards to provide that dividend equivalent payments will be reinvested and subject to the same performance and other vesting conditions as the underlying restricted stock units. Restricted stock unit awards granted prior to 2011 provided that dividend equivalents are payable in cash when the restricted stock units vest.
In order to help assure deductibility of all long-term equity incentive awards pursuant to IRC Section 162(m) and in order to ensure that the restricted stock units are subject to performance-vesting conditions, the 2011 annual grants of restricted stock units awarded to the NEOs were initially subject to a performance condition before they were eligible to vest. Restricted stock unit awards granted to Messrs. Mathies and Shaul in 2010 in connection with the Restructuring were also subject to the same performance-vesting condition as the 2011 annual grants before they were eligible to vest. The 2011 performance condition was achievement of a minimum 2011 normalized EBITDA target of $86.0 million, subject to adjustment for discontinued operations and other unusual items, consistent with the calculation of the normalized EBITDA target for purposes of the Bonus Plan. See the discussion under the heading, “Annual Incentive Bonus - Financial Performance Measures” above for a discussion of the Bonus Plan. In March 2012, the Compensation Committee determined that the minimum normalized EBITDA threshold had been exceeded and the NEOs' performance-contingent restricted stock units had become eligible to vest and remain subject to the original time-based vesting schedule provided for at the time of grant. Each restricted stock unit represents a contractual right to receive one share of our common stock. The restricted stock units function as a retention incentive for our NEOs as they generally vest ratably over a four-year period if the initial performance-vesting condition is achieved. Although it is anticipated that Mr. Shaul will retire at the end of 2012, the Compensation Committee determined that it was particularly important to ensure his retention through the end of 2012 due to the recent transition of a new CEO at Sun and the Restructuring, the 2011 restricted stock units granted to Mr. Shaul have a different vesting schedule than the restricted stock units granted to the other NEOs. Rather than vesting ratably over a four-year period, Mr. Shaul's restricted stock units vest 25% on April 15, 2012 and 75% on December 31, 2012, so that he will have the opportunity to become vested in his 2011 award if he continues to remain employed through his anticipated retirement date.
In addition to his annual equity award, Mr. Thivierge was also granted a smaller restricted stock unit award in connection with his promotion as an additional incentive for him to relocate to our offices in Irvine, California. Like our annual equity awards, this relocation award will vest ratably over a four-year period.
The terms of the 2011 equity awards granted to the NEOs are described in more detail in the Grants of Plan-Based Awards table and related narrative description below.

Performance Based Retention Bonus Plan
Following the enactment of the CMS Final Rule in October of 2011 and its negative impact on our business, the Compensation Committee established a performance-based two-year retention plan to provide the NEOs and a limited number of other operational and functional leaders with an additional performance-based incentive to motivate them to successfully implement our mitigation plan and drive shareholder value.
Awards under the retention plan have two performance periods (fiscal years 2011 and 2012) and two vesting dates (October 31, 2012 as to the 2011 performance period and October 31, 2013 as to the 2012 performance period) and are subject to a performance target based on our achievement of at least the midpoint of our publicly disclosed EPS guidance for the applicable performance periods. If the midpoint of guidance is not achieved, no bonus would become payable for the applicable performance period. The plan also provides a potential for additional bonus if the Company meets or exceeds the high end of its guidance in either or both performance periods.

Our revised EPS guidance for 2011 was $0.83 to $0.94, which resulted in a midpoint target of $0.885 for the first performance period. Each participant was eligible to earn an additional bonus of up to 30% of his or her target retention bonus if we achieved EPS that was equal to 2% or more above the high end of our EPS guidance. As a result, each participant's maximum bonus under the retention plan was equal to 130% of his or her target bonus for the performance period.
Each participant's aggregate target bonus under the retention plan for the 2011 performance period and the 2012 performance period was established based on the Compensation Committee's assessment of his or her role in the organization, base salary and length of service and was established as a fixed dollar amount. The aggregate target bonuses for the NEOs under the retention plan were as follows:

NEO	Aggregate Target Retention Bonus
William A. Mathies	$551,004
L. Bryan Shaul	$231,878
Logan Sexton	$156,002
Susan E. Gwyn	$176,156
Raymond L. Thivierge	$120,602
Michael Newman	NA*
*Mr. Newman's employment with Sun terminated prior to the implementation of the Retention Bonus Plan.
Each participant's aggregate target bonus under the retention plan was then split equally between the 2011 performance period and the 2012 performance period (i.e., if a participant has an aggregate target bonus of $100,000, the participant's target bonus for the 2011 performance period would be $50,000 and the participant's target bonus for the 2012 performance period would also be $50,000).
In March 2012, the Compensation Committee reviewed our EPS performance for the 2011 performance period and determined that we achieved normalized EPS of $1.04, which was approximately 10.6% above the high end of our EPS guidance and much stronger than Sun initially anticipated due in part to the successful implementation of the Company's mitigation plan. Normalized EPS reflects transactions or adjustments not related to ongoing operations and takes into account the same normalizing adjustments described above in the context of our annual incentive bonus plans under the heading “Annual Incentive Bonus - Financial Performance Measures”. We report normalizing adjustments to our EPS and provide a reconciliation of the normalizing adjustments to the calculation of our EPS each quarter when we publicly report our earnings.
Based on our normalized EPS performance for 2011, and subject to continued employment as described below, each NEO became eligible to receive a retention bonus for the 2011 performance period as listed below, which amount is equal to 130% of half of each participant's aggregate target bonus (the half corresponding to the 2011 performance period).

NEO	Retention Bonus Potentially Payable for 2011 Performance Period
William A. Mathies	$358,152
Bryan Shaul	$150,721
Logan Sexton	NA*
Susan Gwyn	$114,502
Raymond Thivierge	$78,391
Michael Newman	NA*
___________
*Mr. Sexton's employment with Sun terminated prior to October 31, 2012 and Mr. Newman's employment with Sun terminated prior to the implementation of the Retention Bonus Plan.

Each NEO's retention bonus set forth above will become payable if the executive remains continuously employed through October 31, 2012. The full amount of the bonus set forth above, together with the NEO's target bonus for the 2012 performance period, would become payable if the NEO's position is eliminated as a result of a change of control of Sun.
The payout methodology for the 2012 performance period under the retention plan is structured in the same manner as the 2011 performance period described above. Our EPS guidance for 2012 is $0.45 to $0.60, which results in a midpoint target of $0.525 for the 2012 performance period. Any retention bonus for the 2012 performance period will become payable if the executive remains continuously employed through October 31, 2013, and will also become payable if the executive's employment terminates as a result of a change of control.
The potential amounts payable to the NEOs under the retention plan for the 2011 and 2012 performance periods are reported in the Grants of Plan-Based Awards table below. Because the retention bonuses are incentives to remain employed over the entire time-based vesting period and not compensation for just the corresponding performance period, any bonuses becoming payable for the 2011 performance period based on an executive's continued employment through the end of October 2012 will be reported in Sun's Summary Compensation Table for its 2012 fiscal year, and any retention bonuses becoming payable for the 2012 performance period will be reported in Sun's Summary Compensation Table for the following year.

Benefits
Our executives are entitled to participate in the same retirement, health and welfare benefit plans generally available to all employees, including our 401(k) Retirement Savings Plan. Our executives are also eligible to participate in a deferred compensation plan, which is generally available to all of our officers and key employees. At the discretion of the Chief Executive Officer, life insurance and disability insurance are provided to each of the NEOs as part of our strategy to provide competitive compensation packages to our senior executives. In accordance with the terms of his employment agreement, in 2011 Mr. Newman received reimbursement of his health insurance premiums. These benefit amounts for our NEOs for 2011 are reported in the Summary Compensation Table under the heading, 'All Other Compensation'.
Severance Benefits
The Company believes that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, are competitive and play a valuable role in attracting and retaining key executive officers. We provide such protections for our key executives, including our NEOs, as part of their overall compensation package. These protections are set forth in employment agreements for Messrs. Mathies and Shaul and severance benefit agreements for Messrs. Sexton and Thivierge and Ms. Gwyn. We entered into the severance benefit agreements with Messrs. Sexton and Thivierge in January 2011 in connection with their respective promotions that occurred following the Restructuring, and offered them the same level of severance protections we have provided to similarly situated executives in the past. Mr. Newman was a party to an employment agreement and he received the severance benefits provided for under his employment agreement upon his termination of employment on September 30, 2011.
As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of our NEOs would be entitled to severance benefits in the event of a termination of employment by us without 'good cause' or by the executive for 'good reason,' and the level of severance benefits for Mr. Mathies may be enhanced if such a termination occurs in connection with a change in control. 'Good cause' is generally defined in the respective employment and severance benefits agreements (with some minor differences among the agreements) to include felony criminal convictions that in the judgment of the Board of Directors or Chief Executive Officer render the executive unsuitable for his or her position, willful failure to perform duties reasonably requested by the Chief

Executive Officer or the Board of Directors, workplace misconduct or willful failure to comply with our policies and procedures, and breach of the covenants of the applicable employment agreement. 'Good reason' is generally defined (with some minor differences among the agreements) to include a meaningful and detrimental reduction in the duties of the executive or a meaningful change in his or her reporting responsibilities, a material failure to comply with the compensation and benefit provisions in the applicable agreement or a material change in the location of the executive's principal work locations. A change in control does not, in and of itself, constitute 'good reason'.
We believe that providing severance benefits under such circumstances offers financial security to encourage executives to remain with us when they may have both opportunity and incentive to seek employment with another company. We do not believe that NEOs should be entitled to receive their cash severance benefits merely because a change in control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment.
As part of Mr. Shaul's severance protections under his existing employment agreement with us, Mr. Shaul would also be reimbursed for the full amount of certain excise taxes imposed on his severance payments and any other payments under IRC Section 280G (“Section 280G”), including any interest or penalties. When Mr. Shaul's employment agreement was entered into in 2008, we determined to provide Mr. Shaul with a “gross-up” for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for him at that time without factoring in the adverse tax effects that may result from these excise taxes. Mr. Shaul's existing employment agreement has not been amended since 2008.
None of the NEOs other than Mr. Shaul is entitled to any Section 280G “gross up” or similar payment. For example, the employment agreement we entered into with our Chief Executive Officer and Chairman in 2010 does not contain the tax “gross up” provision that was included in his prior agreement with us. Instead, in the event Mr. Mathies' severance payments and any other payments are subject to excise taxes under Section 280G, his payments will be reduced to a level such that no portion of the payments are subject to the excise tax; however, such reduction to his payments will only be made if the total after-tax benefit to Mr. Mathies is greater after giving effect to such reduction than if no such reduction had been made.
Recoupment Policy
Under the Bonus Plan and our new retention plan each NEO is required to repay all or a portion of his or her bonus, to the extent determined appropriate by the Compensation Committee, if each of the following circumstances occur: (1) the normalized adjusted EBITDA or EPS calculation, as the case may be, was based on financial statements that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws; (2) fraud or intentional misconduct by any executive, or any officer or employee that reports to an executive, was a significant contributing factor to the noncompliance; and (3) the restated financial statements are issued and completed prior to the issuance and completion of financial statements for the third fiscal year following the year for which the incentive bonus was paid (or in the case of the retention bonus plan, the fiscal year for which the bonus was paid). The amount of the bonuses that exceeds the amount that would have been payable based on the restated financial statements, net of applicable tax liability, is required to be repaid by a NEO, in the event these three circumstances are found to have occurred. This requirement is in addition to recoupment requirements that are imposed by applicable law. In addition, the terms of current grants of restricted stock unit awards provide that these awards are each subject to the terms of our recoupment, clawback or similar policy as may be in effect from time to time, and to any similar provisions of applicable law.
Stock Ownership Policy
In 2011, Sun adopted new stock ownership guidelines for its executive officers. The guidelines provide that executive officers should retain shares of our common stock (including unvested and deferred restricted stock units) with a value equal to at least one time their respective annual base salaries

(three times in the case of the Chief Executive Officer) by the later of five years of becoming an executive officer or April 6, 2016.
Policy with Respect to Section 162(m)
In making its compensation decisions, the Compensation Committee also considered, and the Compensation Committee intends to consider, the impact of IRC Section 162(m). Under Section 162(m), we are generally precluded from deducting compensation in excess of $1.0 million per year for our Chief Executive Officer and certain of our other highest-paid executive officers, unless the payments are made under qualifying performance-based plans. The Compensation Committee believes that the majority of the compensation of each NEO should generally be performance-based, and has generally designed the annual and long-term incentive programs to comply with Section 162(m) where possible. While it is generally the Compensation Committee's intention to maximize the deductibility of compensation paid to executive officers, deductibility is only one among a number of factors that the Compensation Committee intends to utilize in ascertaining appropriate levels or modes of compensation. The Compensation Committee maintains the flexibility to approve compensation for executive officers based upon an overall determination of what it believes to be in the best interests of Sun, even if the compensation paid may not be deductible. For example, the discretionary bonuses paid to the NEOs for 2011 were not structured as qualifying performance-based compensation under Section 162(m). In addition, we no longer have the ability to grant qualifying performance-based equity compensation awards under Section 162(m) under our 2009 Plan following the Annual Meeting of Stockholders. If stockholders do not approve our 2012 Cash Bonus Plan at the Annual Meeting of Stockholders, we will also no longer have the ability to grant or pay qualifying performance-based cash compensation awards under Section 162(m).
Compensation Committee Report(1)

The Compensation Committee has reviewed this CD&A and discussed it with management. Based upon such review and discussions, the Compensation Committee has recommended to the Board of Directors that this CD&A be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Christian K. Bement (Chairman)
Michael J. Foster
Milton J. Walters

(1)
SEC filings sometimes “incorporate information by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless we specifically state otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our former or current executive officers or had any relationships requiring disclosure by us under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2011.

Summary Compensation Table - 2011, 2010 and 2009

The following table provides information on compensation paid or earned for services to Sun and its subsidiaries during the years ended December 31, 2011, 2010 and 2009 performed by the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non- Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)
William A. Mathies COB/CEO	2011 2010 2009	725,005 622,960 599,997	326,252 0 0	1,083,867 533,990 336,260	0 673,279 272,670	0 575,364 407,980	15,619 12,050 10,362	(4)	2,150,743 2,417,643 1,627,269
L. Bryan Shaul EVP/CFO	2011 2010 2009	475,926 467,608 451,154	181,155 0 0	291,943 1,350,155 252,195	0 76,160 75,990	0 349,272 294,400	21,303 17,437 20,614	(5)	970,327 2,260,632 1,094,353
Logan Sexton President-SunBridge(6)	2011	393,699	150,002	273,192	0	0	14,210	(7)	831,103
Raymond L. Thivierge Chief Development Officer(6)	2011	333,331	125,627	323,690	0	0	8,145	(8)	790,793
Susan E. Gwyn President - SunDance Rehabilitation	2011 2010 2009	304,590 299,466 293,872	0 0 0	171,705 147,150 148,350	0 44,800 44,700	276,597 294,686 275,438	12,294 9,142 12,484	(9)	765,186 795,244 774,844
Michael Newman former EVP/General Counsel (10)	2011 2010 2009	219,720 304,110 320,008	75,551 0 0	206,035 176,580 178,020	0 53,760 53,640	0 242,967 204,805	309,124 29,225 32,855	(11)	810,430 806,642 789,328
_____________

(1)	The amounts reported in Column (d) for 2011 reflect a discretionary bonus awarded for 2011 performance. See the CD&A above for a discussion of these bonus payments.

(2)
The amounts reported in Columns (e) and (f) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our NEOs These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 11 - “Capital Stock” to Sun's Consolidated Financial Statements as set forth in our 2011 Annual Report and similar notes included in our 2010 and 2009 Annual Reports. For information about the stock awards granted to our NEOs for 2011, please see the discussion under “Grants of Plan-Based Awards” below.

(3)
As described in the Compensation Discussion and Analysis section above, the amount reported for 2011 in Column (g) of the table above for Ms. Gwyn reflects her annual incentive bonus earned under the SunDance Plan.

(4)
Consists of (i) company paid life insurance premiums of $2,750, (ii) company paid disability insurance premiums of $12,317 and (iii) a taxable benefit of $552 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(5)
Consists of (i) company paid life insurance premiums of $9,907, (ii) company paid disability insurance premiums of $8,348 and (iii) a taxable benefit of $3,048 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(6)	Messrs. Sexton and Thivierge were not NEOs for 2010 or 2009. Mr. Sexton's employment with Sun terminated effective April 15, 2012.

(7)
Consists of (i) company paid life insurance premiums of $5,540, (ii) company paid disability insurance premiums of $6,987 and (iii) a taxable benefit of $1,683 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(8)
Consists of (i) company paid life insurance premiums of $1,833, (ii) company paid disability insurance premiums of $5,921 and (iii) a taxable benefit of $391 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(9)
Consists of (i) company paid life insurance premiums of $5,277, (ii) company paid disability insurance premiums of $5,433 and (iii) a taxable benefit of $1,584 for an employer provided life insurance policy that exceeds $50,000 of coverage.

(10)	Mr. Newman's employment with Sun terminated effective September 30, 2011.

(11)
Consists of (i) company paid life insurance premiums of $3,856, (ii) company paid health insurance premiums of $15,505, (iii) company paid disability insurance premiums of $4,286, (iv) a taxable benefit of $1,157 for an employer provided life insurance policy that exceeds $50,000 of coverage and (v) a payout of $284,320 of severance and accrued vacation time upon termination of employment.

Compensation of NEOs

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our NEOs for fiscal years 2011, 2010 and 2009. The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the stock unit awards granted in 2011, provides information regarding the annual cash incentive bonus opportunity, performance based retention award opportunity and long-term equity incentives awarded to NEOs in 2011. The Outstanding Equity Awards at End of Fiscal 2011 and Option Exercises and Stock Vested tables provide further information on the NEOs' potential realizable value and actual value realized with respect to their equity awards. The Non-Qualified Deferred Compensation table provides information with respect to the NEOs' benefits, if any, under our deferred compensation plans.

Description of Employment Agreements - Salary and Incentive Bonus Payments

Sun has entered into employment agreements with Mr. Mathies and Mr. Shaul. Certain of the terms of these agreements are briefly described below. Provisions of these agreements relating to current salaries, outstanding annual and long-term incentive awards and post-termination of employment benefits are discussed above in the Compensation Discussion and Analysis section and below in other applicable sections of this Proxy Statement.

William A. Mathies. The term of the employment agreement with Mr. Mathies will end in November 2013 and will automatically extend for additional one-year terms thereafter; provided, however, that if either party provides 60 days notice prior to the anniversary of the effective date of the agreement, the agreement will terminate on the anniversary of the effective date occurring in the second year following the year in which such notice was provided. Unless earlier terminated, the term of the agreement will in all events expire in October 2020. The Mathies agreement provides for an annual base salary ($725,000) that is subject to annual merit increases and an incentive bonus pursuant to Sun's bonus plans for senior executives. The agreement also provides that Mr. Mathies is entitled to participate in Sun's usual benefit and paid time off programs for its senior executives and to be reimbursed for his business expenses.

L. Bryan Shaul. The employment agreement with Mr. Shaul, which does not have a specified termination date, provides for an annual base salary (originally $400,000) that is subject to annual merit increases and an incentive bonus pursuant to Sun's bonus plans for senior executives. The agreement also provides that Mr. Shaul is entitled to participate in Sun's usual benefit programs for its senior executives, to accrue not less than 160 hours paid time off per year and to be reimbursed for his business expenses.

Sun is not a party to an employment agreement with any of the other NEOs. The material terms of the severance benefit agreements entered into with Ms. Gwyn and Mr. Thivierge are described below under the heading, “Potential Payments Upon Termination or Change in Control.” The employment agreement with Mr. Newman terminated upon his resignation on September 30, 2011, and the severance benefit agreement with Mr. Sexton terminated upon his termination of employment on April 15, 2012.

Grants of Plan-Based Awards - 2011

The following table sets forth certain information concerning individual grants of equity and non-equity awards made by Sun to each of the NEOs during the year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Thresh- old ($)	Target ($)	Maximum ($)
Target (3) (#)
(a)	(b)	(c)	(d)	(e)	(g)	(l)
Mr. Mathies 2011 Annual Bonus Award (1) 2011 RSU Award (2) 2011 Retention Award (5) 2012 Retention Award (5)	3/29/11 3/14/11 10/27/11 10/27/11	195,752 - - -	652,505 - 275,502 275,502	1,141,884 - 358,152 358,152	- 77,920 - -	- 1,083,867 - -
Mr. Shaul 2011 Annual Bonus Award (1) 2011 RSU Award (2) 2011 Retention Award (5) 2012 Retention Award (5)	3/29/11 3/14/11 10/27/11 10/27/11	108,693 - - -	362,310 - 115,939 115,939	634,042 - 150,721 150,721	- 20,988 - -	- 291,943 - -
Mr. Sexton 2011 Annual Bonus Award (1) 2011 RSU Award (2) 2011 Retention Award (5) 2012 Retention Award (5)	3/29/11 3/14/11 10/27/11 10/27/11	90,001 - - -	300,004 - 78,001 78,001	525,007 - 101,401 101,401	- 19,640 - -	- 273,192 - -
Mr. Thivierge 2011 Annual Bonus Award (1) Relocation RSU Award (2) 2011 RSU Award (2)(6) 2011 Retention Award (5)(6) 2012 Retention Award (5)(6)	3/29/11 1/31/11 3/14/11 10/27/11 10/27/11	75,376 - - - -	251,254 - - 60,301 60,301	439,694 - - 78,391 78,391	- 10,000 14,284 - -	- 125,000 198,690 - -
Ms. Gwyn 2011 Annual Bonus Award (1) 2011 RSU Award (2) 2011 Retention Award (5) 2012 Retention Award (5)	3/29/11 3/14/11 10/27/11 10/27/11	37,086 - - -	185,428 - 88,078 88,078	324,498 - 114,502 114,502	- 12,344 - -	- 171,705 - -
Mr. Newman 2011 Annual Bonus Award (1) 2011 RSU Award (2)(6)	3/29/11 3/14/11	60,440 -	201,468 -	352,569 -	(14.812)	(206.035)
_________________

(1)
These amounts reflect the possible payments under performance-based cash incentive awards granted for 2011 to the NEOs under our Bonus Plan, SunBridge Plan and SunDance Plan, as described under the Compensation Discussion and Analysis section above. Other than Ms. Gwyn, none of the NEOs actually received any bonus payment for 2011 under these plans.

(2)	Granted pursuant to our 2009 Performance Incentive Plan.
(3)	There are no threshold or maximum amounts applicable to these awards.
(4)
The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Sun's financial statements. For the assumptions and methodologies used to value the awards reported in Column (1), please see footnote (2) to the Summary Compensation Table above.
(5)
These amounts reflect the possible payments under our performance based retention plan established in 2011, as described under the Compensation Discussion and Analysis section above. The amounts reported reflect each NEO's potential payments for the fiscal 2011 and fiscal 2012 performance periods under the retention plan.

(6)	These awards terminated upon the termination of employment of Messrs. Sexton and Newman.

Description of Plan-Based Awards

Non-Equity Incentive Plan Awards. The material terms of the non-equity incentive plan awards granted under the Bonus Plan, SunBridge Plan, SunDance Plan and our performance based retention plan reported in the above table are described in the Compensation Discussion and Analysis section above.
Equity Incentive Plan Awards. Each of the equity-based awards reported in the Grants of Plan-Based Awards table above was granted under, and is subject to, the terms of the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (the “2009 Plan”). The 2009 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Unless otherwise provided by the Compensation Committee, awards granted under the 2009 Plan are generally only transferable to a beneficiary of a NEO upon his or her death.
Under the terms of the 2009 Plan and the award agreements thereunder, each award outstanding under the plan at the time of a change in control of Sun will generally become fully vested and, in the case of options, exercisable upon the change in control. Each such award will be subject to the terms of any agreement effecting the change in control.
Options. The Company did not grant any stock options in 2011.
Restricted Stock Units. Each stock award reported in Column (g) of the Grants of Plan-Based Awards table above represents an award of restricted stock units granted to our NEOs during 2011. Each restricted stock unit represents a contractual right to receive one share of our common stock.
Each of the units is initially subject to a performance condition before becoming eligible to vest. The performance condition was based on achievement of a minimum 2011 normalized EBITDA target of $86.0 million, subject to adjustment for discontinued operations and other unusual items, consistent with the calculation of the normalized EBITDA target for purposes of the Bonus Plan.
Each of the units is subject to a four-year vesting schedule and vest 25% on each of April 15, 2012 and March 15, 2013, 2014 and 2015, with the exception that (1) the units granted to Mr. Shaul on March 14, 2011, vest 25% on April 15, 2012 and 75% on December 31, 2012 and (2) the units granted to Mr. Thivierge on January 31, 2011 vest 25% on each of February 29, 2012 and January 31, 2013, 2014 and 2015. If a NEO's employment terminates for any reason, other than death or “disability” (as defined in the 2009 Plan) or a change of control, the unvested stock units will immediately terminate. Upon an officer's death or disability, all unvested stock units will immediately vest in full.
The NEOs do not have the right to vote or dispose of the restricted stock units until the units have vested and they are paid in shares of our common stock. For the restricted stock units granted during 2011, the NEOs have the right to receive dividend equivalents based on the amount of dividends (if any) paid by Sun during the term of the award on a number of shares equal to the number of outstanding and unpaid restricted stock units then subject to the award, with such dividend equivalents credited in the form of additional restricted stock units that are subject to the same performance and other vesting conditions as the underlying units.
Outstanding Equity Awards at End of Fiscal 2011

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2011, including the vesting dates for the portions of these awards that had not vested as of that date. For purposes of clarity, awards that were not outstanding as of December 31, 2011 but that were recognized for financial reporting purposes for 2011 are not included in the table below. The information below relating to the number of equity awards and applicable exercise prices reflects the proportionate adjustments that were made to the original awards upon completion of the Restructuring.

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
(a)		(b)	(c)	(e)	(f)	(g)	(h)
Mr. Mathies	5/31/2006	16,527	--	9.89	5/30/2013	--	--
	3/15/2007	22,685	--	14.89	3/14/2014	--	--
	3/17/2008	62,269	20,756(2)	15.02	3/14/2015	--	--
	3/17/2009	25,322	25,323(3)	11.92	3/16/2016	--	--
	3/24/2010	12,661	37,984(4)	11.82	3/23/2017	--	--
	11/17/2010	22,075	66,225(5)	10.55	11/16/2017	--	--
	3/17/2008	--	--	--	--	6,226(2)	24,157
	3/17/2009	--	--	--	--	14,114(3)	54,762
	3/24/2010	--	--	--	--	21,171(4)	82,143
	11/17/2010	--	--	--	--	19,000(6)	73,720
	3/14/2011	--	--	--	--	77,920(7)	302,330
Totals		161,539	150,288			138,431	537,112
Mr. Shaul	2/14/2005	124,538	--	8.93	2/13/2012	--	--
	5/19/2005	21,189	--	8.50	5/18/2012	--	--
	5/31/2006	16,527	--	9.89	5/30/2013	--	--
	3/15/2007	22,685	--	14.89	3/14/2014	--	--
	3/17/2008	15,811	5,270(2)	15.02	3/14/2015	--	--
	3/17/2009	7,057	7,057(8)	11.92	3/16/2016	--	--
	3/24/2010	3,529	10,585(9)	11.82	3/23/2017	--	--
	3/17/2008	--	--	--	--	5,270(2)	20,448
	3/17/2009	--	--	--	--	10,585(8)	41,070
	3/24/2010	--	--	--	--	15,875(9)	61,607
	11/4/2010	--	--	--	--	95,832(10)	371,828
	3/14/2011	--	--	--	--	20,988(11)	81,433
Totals		211,336	22,912			148,553	576,386
Mr. Sexton	9/30/2008	5,642	1,880(12)	17.66	9/29/2015	--	--
	3/17/2009	4,151	4,151(3)	11.92	3/16/2016	--	--
	3/24/2010	2,076	6,226(4)	11.82	3/23/2017	--	--
	9/30/2008	--	--	--	--	1,880(12)	7,294
	3/17/2009	--	--	--	--	6,226(3)	24,157
	3/24/2010	--	--	--	--	9,339(4)	36,235
	3/14/2011	--	--	--	--	19,640(7)	76,203
Totals		11,869	12,257			37,085	143,889

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
(a)		(b)	(c)	(e)	(f)	(g)	(h)
Mr. Thivierge	12/31/2008	2,802	934(10)	10.66	12/30/2015	--	--
	3/17/2009	4,151	4,151(3)	11.92	3/16/2016	--	--
	3/24/2010	2,076	6,226(4)	11.82	3/23/2014	--	--
	12/31/2008	--	--	--	--	934(10)	3,624
	3/17/2009	--	--	--	--	6,226(3)	24,157
	3/24/2010	--	--	--	--	9,339(4)	36,235
	1/31/2011	--	--	--	--	10,000(13)	38,800
	3/14/2011	--	--	--	--	14,284(7)	55,422
Totals		9,029	11,311			40,783	158,238
Ms. Gwyn	4/30/2007	8,315	--	15.11	4/29/2014	--	--
	3/17/2008	5,644	1,881(2)	15.02	3/14/2015	--	--
	3/17/2009	4,151	4,151(3)	11.92	3/16/2016	--	--
	3/24/2010	2,076	6,226(4)	11.82	3/23/2017	--	--
	3/17/2008	--	--	--	--	1,881(2)	7,298
	3/17/2009	--	--	--	--	6,226(3)	24,157
	3/24/2010	--	--	--	--	9,339(4)	36,235
	3/14/2011	--	--	--	--	12,344(7)	47,895
Totals		20,186	12,258			29,790	115,585
Mr. Newman		--	--	--	--	--	--
Totals		--	--			--	--

(1)	The dollar amounts shown in Column (h) are determined by multiplying the number of shares or units reported by $3.88 (the closing price of our common stock on December 30, 2011).
(2)	This award vested on March 15, 2012.
(3)	50% of this award vested on March 15, 2012 and the remaining 50% is scheduled to vest on March 15, 2013.
(4)	33.3% of this award vested on March 15, 2012; the remaining unvested portion is scheduled to vest in equal installments on March 15, 2013 and 2014.
(5)	This award is scheduled to vest in three equal installments on November 17, 2012, 2013 and 2014.
(6)	25% of this award vested on January 17, 2012; the remaining unvested portion is scheduled to vest in three equal installments on November 17, 2012, 2013 and 2014.
(7)	25% of this award vested on April 15, 2012; the remaining unvested portion is scheduled to vest in three equal installments on March 15, 2013, 2014 and 2015.
(8)	50% of this award vested on March 15, 2012; the remaining unvested portion is scheduled to vest on December 31, 2012.
(9)	33.3% of this award vested on March 15, 2012; the remaining unvested portion is scheduled to vest on December 31, 2012.
(10)	This award is scheduled to vest on December 31, 2012.
(11)	25% of this award vested on April 15, 2012; the remaining unvested portion is scheduled to vest on December 31, 2012.

(12)	This award is scheduled to vest on September 30, 2012.
(13)	25% of this award vested on February 29, 2012; the remaining unvested portion is scheduled to vest in three equal installments on January 31, 2013, 2014 and 2015.

Option Exercises and Stock Vested - 2011

The following table provides information concerning shares of common stock acquired upon the vesting of stock awards during the year ended December 31, 2011 by each of the NEOs. None of the NEOs exercised options during the year ended December 31, 2011.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
(a)	(b)		(c)
Mr. Mathies	26,012		361,606
Mr. Shaul	21,527		299,155
Mr. Sexton	8,109	(3)	91,929	(3)
Mr. Thivierge	7,162	(4)	90,353	(4)
Ms. Gwyn	10,187		137,568
Mr. Newman	18,413		255,760
__________________

(1)	The number of shares shown is the number of stock awards that vested, and does not reflect actual shares issued if shares were withheld to pay taxes arising at the time of such vesting.
(2)	The dollar amounts in this column are determined by multiplying the number of units that vested by the per-share closing price of our common stock on the vesting date.
(3)
Mr. Sexton has deferred the receipt of 3,114 of the shares underlying the units that vested (with a value of $43,129 on the date of vesting) to the date of his termination of employment with us The vested and unpaid deferred units are reported in the Non-Qualified Deferred Compensation table below.

(4)
Mr. Thivierge has deferred the receipt of the shares underlying all of these units that vested to the date of his termination of employment with us. The vested and unpaid deferred units are reported in the Non-Qualified Deferred Compensation table below.

Non-Qualified Deferred Compensation Plan

The following table provides information regarding contributions to and earnings on deferred compensation balances during 2011, and total deferred amounts at the end of 2011, for the NEOs pursuant to the Sun Healthcare Group Deferred Compensation Plan (the “Deferred Compensation Plan”). In addition, Messrs. Shaul, Sexton and Thivierge hold vested stock units that they have elected to defer. These deferred stock units are considered to be a form of deferred compensation under SEC rules, and information regarding the deferred stock units is also provided in the following table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)
Mr. Mathies	9,569	--	(365)	--	9,203
Mr. Shaul (2)	--	--	(140,453)	--	162,204
Mr. Sexton (2)	43,115	--	(48,071)	--	31,745
Mr. Thivierge(2)	89,868	--	(92,426)	--	56,973
Ms. Gwyn	--	--	--	--	--
Mr. Newman	82,149	--	247	--	94,796

(1)
The amounts reported as executive contributions and FYE balance are reportable as compensation in the appropriate columns of the “Summary Compensation Table” in this and prior proxy statements, except for the portion of earnings not considered above-market under SEC rules. Although the compensation was earned, the NEOs chose not to have the compensation paid, but instead deferred it, essentially lending to the Company as an unsecured general creditor.

(2)
Messrs. Shaul, Sexton and Thivierge have elected to receive payment of certain restricted stock unit awards on a deferred basis. The deferred units will be paid upon the termination of their respective employment with the Company. In connection with the Restructuring, each deferred unit that had been granted prior to the Restructuring was converted into an award with respect to the same number of shares of Sun common stock and Sabra Health Care REIT, Inc. common stock that a Sun stockholder received for each share of Sun common stock in connection with the Restructuring (i.e., one share of our common stock and one share of Sabra common stock for every three deferred units). As a result, when such deferred units are paid, they will be paid in a combination of shares of our common stock and Sabra's common stock. The amount reported in the aggregate earnings column above reflects earnings (or losses) on the shares of our common stock and Sabra common stock underlying the units during the year ended December 31, 2011. The amount reported in the aggregate balance column above reflects the value of the shares of our common stock and Sabra common stock underlying the units on December 30, 2011, based on the closing price of our common stock ($3.88) and Sabra's common stock ($11.85) on December 30, 2011.

Deferred Compensation Plan. Each NEO and other eligible employees may elect to defer up to 80% of base salary and up to 100% of any annual incentive bonus. NEOs and other eligible employees may also elect to defer up to 100% of any amount distributed from the Sun Healthcare Group, Inc. 401(k) Plan (the “401(k) Plan”) that is in excess of the maximum deferral for the prior calendar year allowable under the 401(k) Plan.
The Company may, in its discretion, make a matching contribution of up to 25% of the first 6% of compensation deferred annually by each participant, offset by any matching contribution pursuant to the 401(k) Plan. Participants vest in the matching contribution when the contribution is made.
Amounts deferred (including earnings and matching contributions) are credited on a daily basis with deemed earnings or losses associated with deemed investments in investment alternatives selected by each participant in accordance with the terms of the Deferred Compensation Plan. The amounts in a participant's account will not, however, actually be invested in the investment alternative.

A participant becomes entitled to a distribution of the amounts in his or her account on the participant's separation from service, death or disability, upon the occurrence of an unforeseeable emergency or on a date or dates selected by the participant. With respect to distributions on the participant's separation from service on or after age 65, on the participant's disability or on a date or dates specified by the participant, the participant may elect to receive a distribution of the participant's account in a single lump sum payment or in substantially equal quarterly installments over a period of five, ten or fifteen years. If a participant becomes entitled to a distribution due to the participant's separation from service prior to reaching age 65, or due to the participant's death or the occurrence of an unforeseeable emergency, the participant will receive the distribution of the participant's account (including any amounts the participant previously had elected to receive on a specific date or dates) in a single lump sum payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that have or may become payable by us to the NEOs in connection with a termination of their employment with Sun and/or a change in control of Sun. These benefits are provided under employment agreements for Messrs. Mathies and Shaul, which are described above under the heading, “Description of Employment Agreements - Salary and Incentive Bonus Payments,” and severance benefit agreements for Mr. Thivierge and Ms. Gwyn. In addition, as a result of their terminations of employment with us, Mr. Newman became entitled to receive the severance benefits provided under his former employment agreement and Mr. Sexton became entitled to receive the severance benefits provided under his former severance benefit agreement. In each case, payment of the severance and other benefits described below is or was contingent on the executive's execution of a release of claims in favor of Sun on termination of his employment.

In addition to the benefits under the employment and severance benefit agreements described below, (1) under the terms of our equity plans and the award agreements thereunder, each award outstanding under the plan at the time of a change in control of Sun will generally become fully vested and, in the case of options, exercisable upon the change in control, and each such award will also be subject to the terms of any agreement effecting the change in control, (2) outstanding and unvested options will generally vest and become exercisable if an executive's employment is terminated by us without “good cause” or by the executive for “good reason”, and outstanding and unvested options and restricted stock units will generally both become vested (and in the case of options, exercisable) if an executive's employment terminates due to death or disability, (3) all or a portion of awards with respect to the 2011 and 2012 performance periods under our retention plan may become payable in connection with an involuntary termination of the executive's employment due to the elimination of the executive's position, as described above in our CD&A under the heading “Performance Based Retention Plan,” and (4) the executives will be entitled to receive the vested benefits set forth in the Non-Qualified Deferred Compensation table above.

Severance Benefits for Currently Employed NEOs - Termination of Employment. In the event the employment of Messrs. Mathies, Shaul and Thivierge or Ms. Gwyn is terminated by Sun without “good cause” or by the executive for “good reason” (as those terms are defined in the executive's employment agreement or severance benefit agreement), the executive will be entitled to a lump sum cash severance payment equal to the executive's annual base salary then in effect multiplied by a severance multiplier. In the case of Mr. Mathies, the severance multiplier is 2.25; in the case of Mr. Shaul, the severance multiplier is two; and in the case of Mr. Thivierge and Ms. Gwyn, the severance multiplier is one. The executive and his or her family members will also be entitled to continued coverage under Sun's health plans for one year (or, in the case of Mr. Mathies, 18 months) following the date of termination (subject to earlier termination if the executive becomes eligible to be covered under another employer's health plan). In addition, the executives (other than Ms. Gwyn) will be entitled to their bonus payment for the year in which the termination occurs, to the extent that a bonus becomes payable under the terms of their respective bonus plans. The bonus for each of these executives will be prorated for the period the executive was employed with Sun.

Severance Benefits for Currently Employed NEOs - Termination of Employment in Connection with Change in Control. In the event the employment of Mr. Mathies is terminated by Sun without good cause or by Mr. Mathies for good reason within 24 months following a change in control of Sun (as defined in the employment agreement) or a termination by Sun without good cause in the six-month period preceding a change in control, Mr. Mathies will be entitled to a lump sum cash severance payment equal to the sum of his annual base salary then in effect plus his target bonus for the year of termination, multiplied by a severance multiplier of two. Mr. Mathies will also be entitled to a prorated portion of his target bonus for the year, determined by assuming that Sun achieves 100% of the applicable performance target for the year, and his health plan continuation benefits described above will be for a period of two years. As discussed above in the Compensation Discussion and Analysis section under the heading, “Severance Benefits”, in the event that Mr. Shaul's benefits received in connection with a change in control are subject to the excise tax imposed under Section 280G, Sun will make an additional payment to Mr. Shaul so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due (a “gross-up payment”). None of the NEOs other than Mr. Shaul is entitled to a gross-up payment.

Severance Benefits - Death or Disability. In the event the employment of Mr. Mathies or Mr. Shaul with Sun terminates due to the executive's death or disability, the executive would be entitled to a prorated bonus for the year in which the termination occurs.

Severance Benefits Paid to Former NEOs Under Former Employment and Severance Benefit Agreements. Mr. Newman received a cash payment of $284,320 in respect of severance and accrued vacation/holiday time upon his termination of employment effective September 30, 2011. Mr. Newman also became entitled to receive continued coverage under Sun's health plans for him and his family members for one year following his termination (estimated value of $20,673), and was awarded a discretionary bonus for 2011 in the amount set forth in the Summary Compensation Table above. Mr. Sexton received a cash payment of $417,181 in respect of severance and accrued vacation/holiday time upon his termination of employment effective April 15, 2012. Mr. Sexton also became entitled to receive continued coverage under Sun's health plans for one year following his termination (estimated value of $13,463 and he remains eligible to earn a pro-rata portion of any annual incentive bonus that becomes earned based on our performance during 2012. Mr. Newman and Mr. Sexton will also receive their vested benefits set forth in the Non-Qualified Deferred Compensation table above.

Restrictive Covenants. The employment agreements for Mr. Mathies and Mr. Shaul include the executive's agreement that he will not disclose any confidential information of Sun at any time during or after employment with Sun. In addition, these executives have each agreed that, for a period of two years following a termination of employment with Sun, he will not solicit Sun's employees or customers or materially interfere with any of Sun's business relationships. Each of these agreements also includes, or otherwise provides for, mutual non-disparagement covenants by the executive and Sun.

The following table provides information concerning the potential severance payments that would be made to the NEOs who remain employed by Sun upon an involuntary termination of their employment with us and/or a change in control of Sun. As prescribed by the SEC's disclosure rules, in calculating the amount of any potential payments to the NEOs, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control of Sun) occurred on December 31, 2011. (In each case, if the NEO's employment with Sun terminated on December 31, 2011, the full amount of his or her bonus for the 2011 fiscal year would be paid, so the pro-rata bonus provisions with respect to any bonus actually earned would not apply.)

Name	Involuntary Termination of Employment					Involuntary Termination of Employment in Connection with a Change in Control
	Cash Severance ($)(1)	Retention Bonus Payment ($)(2)	Equity Accelera -tion Value ($)(3)	Health Benefits ($)	Total ($)	Cash Severance ($)(1)	Retention Bonus Payment ($)(2)	Equity Accelera -tion Value ($)(3)(4)	Health Benefits ($)	Total ($)(5)
Mr. Mathies	1,631,250	59,692	--	23,618	1,714,560	3,081,260	633,654	537,112	31,491	4,283,517
Mr. Shaul	966,140	25,120	--	13,410	1,004,670	966,140	266,660	576,386	13,410	1,822,596
Mr. Thivierge	335,000	13,065	--	13,410	361,475	335,000	138,692	158,238	13,410	645,340
Ms. Gwyn	309,000	19,084	--	13,410	341,494	309,000	202,580	115,585	13,410	640,574
__________________

(1)	Includes a multiple of the NEO's base salary as in effect on December 31, 2011 and, if applicable, a bonus payment as calculated above.
(2)
Includes the unpaid portion of the executive's retention bonus for the 2011 and 2012 performance periods under our retention plan that would become payable upon an involuntary termination of the executive's employment due to the elimination of the executive's position. The retention plan does not contain a good reason payment trigger.

(3)	Based upon the closing price of our common stock ($3.88) on December 30, 2011. No outstanding options were “in-the-money” at December 30, 2011.
(4)
In the event of a change of control, the NEOs would generally recognize their equity acceleration values under the terms of Sun's equity plans regardless of whether their employment is terminated. Equity acceleration for stock unit awards would also occur as a result of a termination due to death or disability.

(5)
We estimate that no gross-up payments would be owing to Mr. Shaul under these circumstances. However, in determining whether any gross-up payment would be owing to Mr. Shaul as a result of the excise tax imposed under Section 280G, we assumed that Mr. Shaul's outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. No NEOs other than Mr. Shaul have any rights to receive a gross-up payment.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board is currently comprised of seven members. Upon recommendation by the Nominating and Governance Committee, the Board has nominated for election at the 2012 Annual Meeting Gregory S. Anderson, Tony M. Astorga, Christian K. Bement, Michael J. Foster, Barbara B. Kennelly, William A. Mathies and Milton J. Walters, all of whom are currently serving on the Board. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. There are no family relationships among any directors, executive officers or nominees. Each of the directors who are elected will serve until the 2013 Annual Meeting and until his or her successor, if any, is elected and qualified.

Biographical and other information regarding each of the director nominees is provided above under “Directors, Executive Officers and Corporate Governance-Board of Directors.”

The Board knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve at the time the election occurs, the shares represented by all valid proxies received may be voted for a substitute nominee designated by the Board or the Board may reduce the number of directors. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, any vacancy so arising may be filled by the Board. A director appointed by the Board to fill a vacancy shall serve for the remainder of the full term of the director as to whom the vacancy occurred or for the term as to which the new directorship was created.

Recommendation of the Board

The Board recommends that you vote “FOR” the election of each nominee for director as proposed.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the accounts of Sun and its consolidated subsidiaries for the year ending December 31, 2012. Although Sun's Bylaws do not require stockholder ratification of the selection of Sun's independent registered public accounting firm, as a matter of good corporate practice, the Board is submitting the Audit Committee's selection of the independent registered public accounting firm for stockholder ratification. In the event that ratification of this selection is not approved by a majority of the shares of Sun's common stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result. In addition, even if the stockholders ratify the Audit Committee's selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of Sun and its stockholders.

A representative of PwC is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Audit and Related Fees

Our independent registered public accounting firm for fiscal years 2011 and 2010 was PwC. The table below shows the fees that we paid or accrued for the audit and other services provided by PwC for fiscal years 2011 and 2010. During 2011 and 2010, the Audit Committee determined that the provision by PwC of non-audit services was compatible with maintaining the audit independence of such firm.

Services	2011	2010
	(dollars in thousands)
Audit Fees	$1,837	$2,597
Audit Related Fees	—	154
Tax Fees	81	1,100
All Other Fees	8	6
Total	$1,926	$3,857

Audit Fees. This category includes the fees for the annual audit of our consolidated financial statements and the quarterly reviews of our quarterly consolidated financial statements. This category also includes, during 2010, fees for attest services related to the Restructuring.
Audit Related Fees. This category includes fees for advice on audit and accounting matters that arose during or as a result of the audit or reviews, consents, assistance with and review of documents filed with the SEC and attest services pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Tax Fees. This category includes fees for advice on tax-related matters that arose during the year and, during 2010, consist primarily of matters resulting from the Restructuring.
All Other Fees. This category includes fees related to accounting research services.
Audit Committee Pre-Approval Policies and Procedures. The Charter for the Audit Committee establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee has authorized the Chairman of the Committee, Mr. Walters, to pre-approve non-auditing services, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The Charter prohibits Sun from retaining our independent registered public accounting firm to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation, (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iii) actuarial services, (iv) internal audit outsourcing services, (v) management functions or human resources, and (vi) investment banking, legal or expert services. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2011 and 2010.

Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the appointment of PwC.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Sun is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis). We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program.

The goals of our executive compensation program are to attract and retain qualified senior officers; motivate exceptional performance; maintain the highest possible quality of care for our patients and residents; align the interests of our executive management with the interests of our stockholders; enhance profitability; and inspire teamwork and collaboration among the executives. We believe that our executive compensation program satisfies these goals.

The goals of our executive compensation program remain the same as in 2011, when our executive compensation program received the support of approximately 95.9% of the votes cast on our 2011 say-on-pay proposal.

The Compensation Discussion and Analysis, beginning on page 18 of this Proxy Statement, describes in detail the features of our executive compensation program and the decisions made by the Compensation Committee in 2011. The Compensation Committee is composed entirely of independent directors, within the meaning of the Marketplace Rules of NASDAQ, and receives advice from an independent compensation consultant. The Compensation Committee utilizes a thorough process in order to ensure that our compensation programs are consistent with best practices in the market and reinforce the interests of our stockholders. Highlights of our executive compensation program include the following:

•	Each NEO received a lower annual bonus payment for 2011 than he or she earned, or their predecessor earned, for 2010 as a result of the enactment of the CMS Final Rule.

•
We established a performance based retention plan in the fourth quarter of 2011 in connection with the implementation of our mitigation plan to address the revenue loss caused by the CMS Final Rule. Any payments under the plan are tied to the achievement of EPS targets that we believe will result in increased value to our stockholders, and are also subject to an additional time-based vesting requirement to encourage the retention of the executive team.

•
Our Chief Executive Officer and Chief Financial Officer are the only NEOs with employment agreements, and our Chief Executive Officer's employment agreement does not have a tax-gross up provision in the event of a severance payment;

•	Our long-term incentive program is 100% stock based, and these equity awards are subject to vesting over a period of time (usually four years);

•
Payments under our annual cash incentive bonus plan and new performance based retention plan are subject to a recoupment (clawback) policy that provides a bonus payment may be required to be repaid if the bonus was based on financial statements that were subject to an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws and such noncompliance was due to fraud or intentional misconduct by the executive or an individual reporting to that executive; the recoupment policy also provides that it is in addition to any recoupment requirement imposed by applicable law; and

•	We have stock ownership guidelines for our directors and executive officers that promote alignment of their interests with those of our stockholders.

We believe the compensation program for the NEOs is instrumental in attracting and retaining qualified senior officers in order to achieve financial success, value for our stockholders and quality of care for our patients and residents. Our emphasis on performance-based compensation helps to accomplish these objectives.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Sun's NEOs, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding upon Sun, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering Sun's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the NEOs.

Sun's current policy is to provide stockholders with an opportunity to vote on the compensation of the NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2013 annual meeting of stockholders.
Recommendation of the Board

The Board recommends that you vote “FOR” Proposal No. 3.

PROPOSAL NO. 4
APPROVAL OF THE SUN HEALTHCARE GROUP, INC. 2012 CASH BONUS PLAN

At the Annual Meeting, stockholders will be asked to approve the Sun Healthcare Group, Inc. 2012 Cash Bonus Plan (the “2012 Cash Plan”), which was adopted, subject to stockholder approval, by the Board on March 12, 2012.

Beginning on the date of the Annual Meeting, Sun will no longer have the ability to pay compensation or to grant equity awards under our 2009 Plan that will qualify as performance based compensation under IRC Section 162(m). Sun is not asking stockholders to approve an increase in the number of shares of common stock available for awards under the 2009 Plan or to approve an amendment to the terms of the 2009 Plan to extend our authority to grant Section 162(m) qualified performance based compensation awards after the date of the Annual Meeting. Instead, Sun is asking stockholders to approve the 2012 Cash Plan, which will give us the authority to grant cash performance incentive bonuses to executives and key employees selected to participate in the 2012 Cash Plan. The 2012 Cash Plan will provide the Compensation Committee with the ability to grant and pay cash incentive bonuses after the date of the Annual Meeting that are intended to qualify as performance based compensation under Section 162(m).

The Board approved the 2012 Cash Plan because it believes cash performance incentive bonuses granted under the plan will focus participants on the objective of creating stockholder value and promoting the success of Sun, and that incentive compensation plans like the proposed 2012 Cash Plan are an important attraction, retention and motivation tool for participants in the plan. The Board also believes that the 2012 Cash Plan will permit the Compensation Committee to structure cash incentive bonuses to maximize the deductibility of such bonuses under Section 162(m). However, even if stockholders approve the 2012 Cash Plan, after the date of the Annual Meeting, we will not have the ability to grant equity awards that will qualify as performance based compensation under Section 162(m).

Summary Description of the 2012 Cash Plan

The principal terms of the 2012 Cash Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2012 Cash Plan, which appears as Exhibit A to this Proxy Statement.

Purpose. The purpose of the 2012 Cash Plan is to promote the success of Sun and the interests of our stockholders by providing an additional means through the grant of cash performance incentives for us to attract, motivate, retain and reward selected executives and employees.

Administration. The Compensation Committee or another committee of the Board consisting solely of two or more outside directors within the meaning of Section 162(m) will administer the 2012 Cash Plan. The Compensation Committee is the current administrator of the 2012 Cash Plan and is referred to in this proposal as the “Administrator”. The Administrator has broad authority under the 2012 Cash Plan with respect to award grants including, without limitation, the authority to select participants, grant incentive bonus awards to participants and determine the specific terms and conditions of the awards, and to construe and interpret the plan.

Eligibility. Persons eligible to receive awards under the 2012 Cash Plan include officers and key employees of Sun or any of its subsidiaries. Currently, approximately 15 officers and key employees, including all of the currently employed NEOs, are considered eligible under the 2012 Cash Plan.

Awards. The only awards that may be granted under the 2012 Cash Plan are cash incentive bonus awards. No shares of common stock may be issued under the 2012 Cash Plan.

Performance Periods and Goals. Incentive bonus awards will become payable based on performance during a performance period designated by the Administrator. The performance period may not be less than three months or longer than ten years. For each performance period, the payment of any incentive bonus awards granted under the plan will depend on the degree of achievement of one or more objective performance goals. The performance goals will be based on one or more of the business criteria described below, and may depend on the absolute or relative performance of Sun on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under Section 162(m) and while the attainment of the performance goals remains substantially uncertain.

Business Criteria. The performance goals established under the 2012 Cash Plan will be based on one or more of the following: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); stock price; total stockholder return; revenue; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity or on assets or on net investment; cost containment or reduction; net sales; market share; net operating profit; expense targets; working capital targets relating to inventory and/or accounts receivable; operating margin; planning accuracy (as measured by comparing planned results to actual results); measurably improving quality of care outcomes at company facilities; earnings before interest, taxes, depreciation, amortization (EBITDA); normalized EBITDA; earnings before interest, taxes, depreciation, amortization, and rents (EBITDAR); pre- or after-tax income (before or after allocation of corporate overhead and bonus); appreciation in and/or maintenance of the price of Sun's common stock or any other publicly-traded securities of Sun; gross profits; economic value-added models or equivalent metrics; comparisons with various stock market indices; cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); return on assets; cash flow return on investment; gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of Sun's products (including with group purchasing organizations, distributors and other vendors, co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of Sun's equity or debt securities, factoring transactions, sales or licenses of Sun's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; or any combination thereof. Any of the foregoing criteria may also be stated as a “growth” measure (for example, and without limitation, revenue growth instead of revenue on an absolute basis). Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, discontinued operations, actuarial adjustments for self insurance for general and professional liability, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Maximum Payment. The maximum aggregate amount of compensation to be paid to any one participant under the 2012 Cash Plan in respect of incentive bonus awards granted under the plan in any one calendar year will not exceed $3,000,000.

Certification. Before any incentive bonus award granted under the 2012 Cash Plan is paid, the Administrator must certify in writing that the performance goal(s) and any other material terms of the incentive bonus award were satisfied. The Administrator also has the discretion to reduce the amount of any incentive bonus award to any amount, including zero.

Payment. Incentive bonus awards granted under the 2012 Cash Plan that become payable will be paid in cash no later than the 15th day of the third month following the end of the performance period. However, the Administrator may permit or require the deferred payment of incentive bonus awards on terms established by the Administrator.

Change in Control. The Administrator will have the discretion to determine the effects, if any, that a change in control event or similar extraordinary corporate transaction will have on outstanding incentive bonus awards granted under the 2012 Cash Plan.

Clawback. All incentive bonus awards granted under the 2012 Cash Plan are subject to the terms of Sun's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of any incentive bonus award under the plan.

Transfer Restrictions. Incentive bonus awards under the 2012 Cash Plan generally are not transferable.

No Limit on Other Authority. The 2012 Cash Plan does not limit the authority of the Board, the Compensation Committee or any other committee to grant awards or authorize any other compensation under any other plan or authority.

Termination of or Changes to the 2012 Cash Plan. The Board may amend or terminate the 2012 Cash Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Section 162(m) to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum bonus limit specified above. Unless terminated earlier by the Board, the authority to grant new awards under the 2012 Cash Plan will terminate on the first meeting of Sun's stockholders that occurs during the 2017 calendar year. Outstanding incentive bonus awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan.

NEW PLAN BENEFITS

Sun has awarded our Chief Executive Officer and Chairman's performance based annual incentive bonus opportunity for our 2012 fiscal year under the 2012 Cash Plan. Our Chief Executive Officer's bonus award under the 2012 Cash Plan is conditioned upon stockholder approval of the 2012 Cash Plan, and it will not become effective if stockholders fail to approve the 2012 Cash Plan. Sun has not approved any other awards that are conditioned upon stockholder approval of the 2012 Cash Plan and is not currently considering any other specific incentive bonus awards under the 2012 Cash Plan. 2012 annual incentive bonus awards for our NEOs other than our Chief Executive Officer have been granted under existing plans and are not subject to stockholder approval of the 2012 Cash Plan.

Sun Healthcare Group, Inc. 2012 Cash Bonus Plan
Name and Position	Dollar Value of Target Bonus Award ($)	Dollar Value of Maximum Bonus Award ($)
William Mathies Chief Executive Officer & Chairman	652,500	1,141,875

Mr. Mathies' bonus award under the 2012 Cash Plan is structured similarly to his annual incentive bonus award for our 2011 fiscal year, which is described in the Compensation Discussion and Analysis above. If the 2012 Cash Bonus Plan is approved by the stockholders, the actual bonus payable to Mr. Mathies may range from zero to the maximum bonus amount specified in the foregoing table, depending on performance during 2012.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two equity compensation plans: the 2009 Plan and the 2004 Plan. These plans have each been approved by the stockholders of the Company.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2011.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	2,181,524	10.21	2,637,132
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	2,181,524	10.21	2,637,132

(1)
Of these shares, 564,864 were subject to options then outstanding under the 2009 Plan, 746,997 were subject to options then outstanding under the 2004 Plan, 44,986 were subject to restricted stock units then outstanding under the 2004 Plan, and 824,677 were subject to restricted stock units then outstanding under the 2009 Plan.  We do not have the authority to grant new awards under the 2004 Plan.

(2)	This weighted-average exercise price does not reflect the 869,663 shares that will be issued upon the payment of outstanding restricted stock units.

(3)	All of these shares were available under the 2009 Plan and may be used for any type of award authorized under the 2009 Plan, including stock options, stock units, restricted stock and stock bonuses.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the 2012 Cash Plan.

OTHER MATTERS

Additional Proposals for the 2012 Annual Meeting

As of the date of this Proxy Statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof and is voted upon, the persons named in the accompanying proxies will have discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment, and it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the recommendation of the Board.

Annual Report To Stockholders

Our 2011 Annual Report has been posted, and is available without charge, on our corporate website at www.sunh.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2011 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2011 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2011 Annual Report (including the financial statements and the financial statement schedules) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Investor Relations: Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, or by telephone request to (505) 468-2341.

Stockholder Proposals and Nominations

Sun anticipates holding its 2013 Annual Meeting of Stockholders in June 2013. Any proposal of a stockholder submitted pursuant to Rule 14a-8 of the Exchange Act that is intended to be presented at that meeting must be received by the Secretary of Sun on or before January 1, 2013 in order for such proposal to be considered for inclusion in Sun's proxy statement and form of proxy for such meeting.

In addition, under Sun's Bylaws, stockholders desiring to nominate persons for election as directors or to bring proposals before the stockholders at the 2013 Annual Meeting (including from the floor if the stockholder did not comply with the deadline above for inclusion of proposals in Sun's proxy materials) must notify the Secretary of Sun in writing no earlier than February 20, 2013 and no later than March 22, 2013 (provided, however, that if the date of the 2013 annual meeting is advanced by more than thirty days or delayed by more than seventy days from the first anniversary of this year's Annual Meeting, nominations and proposals must be received no earlier than the close of business on the 120th day prior to the date of the 2013 annual meeting and no later than the close of business on the later of the 90th day prior to the date of the 2013 annual meeting or the 10th day following the day on which public announcement of the date of the 2013 annual meeting is first made). Such notices must contain the specific information set forth in Section 1.12 of the Bylaws.

Nominations and stockholder proposals, as well as requests for a copy of Sun's Bylaws (which will be furnished to any stockholder without charge upon written request), should be directed to Michael T. Berg, Secretary, 18831 Von Karman, Suite 400, Irvine, California 92612.

By Order of the Board of Directors

/s/ Michael T. Berg
Michael T. Berg
Secretary
April 30, 2012

EXHIBIT A

SUN HEALTHCARE GROUP, INC.
2012 CASH BONUS PLAN

1.    PURPOSE OF PLAN

The purpose of this Sun Healthcare Group, Inc. 2012 Cash Bonus Plan (this “Plan”) of Sun Healthcare Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of cash performance incentive bonuses to attract, motivate, retain and reward selected executives and employees. This Plan is intended to provide cash incentive bonuses that qualify for the performance-based compensation exemption of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.    ELIGIBILITY

The Administrator (as such term is defined in Section 3) may grant incentive bonus awards under this Plan only to an officer (whether or not a director) or key employee of the Corporation or one of its Subsidiaries (each, an “Eligible Person”). An Eligible Person who has been granted an incentive bonus award under this Plan is referred to as a “Participant”. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

3.    PLAN ADMINISTRATION

This Plan shall be administered by and all incentive bonus awards under this Plan shall be granted by the Administrator. The “Administrator” means a committee of the Board of Directors of the Corporation (the “Board”) consisting solely of two or more outside directors, as this requirement is applied under Section 162(m) of the Code. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the grant of incentive bonus awards and the administration of this Plan. The Administrator's authority includes, without limitation, the authority to: (1) determine the Eligible Persons and the particular Eligible Persons who will be Participants; (2) grant incentive bonus awards to Participants and determine the specific terms and conditions of such awards consistent with the express provisions of this Plan; and (3) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or incentive bonus awards granted under this Plan. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Administrator nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

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4.    INCENTIVE BONUS AWARDS

4.1
Awards. Incentive bonus awards may be granted under this Plan to those Eligible Persons determined to be Participants by the Administrator. The Administrator will determine the amount of each Participant's incentive bonus award opportunity and the other terms and conditions of each Participant's incentive bonus award.

4.2
Performance Period. Incentive bonus awards granted under this Plan will become payable based on performance during a performance period designated by the Administrator. The performance period will generally be the calendar year. However, the Administrator may designate that the performance period will be any period of time that is longer or shorter than one calendar year, provided that the performance period may not be less than three months nor more than 10 years.

4.3
Performance Goals. For each performance period, the payment of any incentive bonus awards granted under this Plan will depend on the degree of achievement of one or more objective performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation's Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Performance goals will be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such goals remains substantially uncertain within the meaning of Section 162(m) of the Code.

4.4
Business Criteria. The specific performance goals shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); stock price; total stockholder return; revenue; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity or on assets or on net investment; cost containment or reduction; net sales; market share; net operating profit; expense targets; working capital targets relating to inventory and/or accounts receivable; operating margin; planning accuracy (as measured by comparing planned results to actual results); measurably improving quality of care outcomes at company facilities; earnings before interest, taxes, depreciation, amortization (EBITDA); normalized EBITDA; earnings before interest, taxes, depreciation, amortization, and rents (EBITDAR); pre- or after-tax income (before or after allocation of corporate overhead and bonus); appreciation in and/or maintenance of the price of the Corporation's common stock or any other

2

publicly-traded securities of the Corporation; gross profits; economic value-added models or equivalent metrics; comparisons with various stock market indices; cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); return on assets; cash flow return on investment; gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Corporation's products (including with group purchasing organizations, distributors and other vendors, co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Corporation's equity or debt securities, factoring transactions, sales or licenses of the Corporation's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; or any combination thereof. Any Business Criterion may also be stated as a “growth” measure (for example, and without limitation, revenue growth instead of revenue on an absolute basis). These terms are used, where applicable, as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries.

4.5
Adjustments. At the time it grants any incentive bonus award under this Plan, the Administrator may specify the manner, if any, in which performance goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, discontinued operations, actuarial adjustments for self insurance for general and professional liability, accounting changes or other extraordinary events not foreseen at the time the goals were set.

4.6
Maximum Payment. The aggregate amount of compensation to be paid to any one Participant in respect of incentive bonus awards granted under this Plan in any one calendar year shall not exceed $3,000,000.

4.7
Continued Employment Required. Unless otherwise determined by the Administrator (whether before or after the start of the applicable performance period) or otherwise specifically provided in a Participant's employment or severance agreement or any other plan or agreement covering the Participant, if a Participant's employment is terminated for any reason prior to the end of the applicable performance period, the Participant's rights to receive any payment of the incentive bonus award shall immediately terminate, and the Participant will no longer be eligible for any payment of the incentive bonus award.

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4.8
Reservation of Discretion. Notwithstanding the successful achievement of the performance goals for any performance period, the Administrator will have the discretion to reduce the amount of any incentive bonus award to any Participant to any amount, including zero, in its sole discretion.

4.9
Certification of Payment. Before any incentive bonus award granted under this Plan is paid, the Administrator must certify in writing that the performance goal(s) and any other material terms of the incentive bonus award were in fact timely satisfied.

4.10
Cash Payment. Any incentive bonus award granted under this Plan that becomes payable shall be paid in cash no later than the 15th day of the third month following the end of the performance period (e.g., if the performance period is the calendar year, any bonus amount that becomes payable will be paid prior to March 15 of the calendar year following the calendar year to which the bonus relates).

5.    CHANGE IN CONTROL
The Administrator shall have the discretion to determine the effects, if any, that a change in control event or similar extraordinary corporate transaction will have on outstanding incentive bonus awards granted under this Plan.

6.    DEFERRALS
The Administrator may require or permit Participants to elect to defer the payment of incentive bonus awards granted under this Plan under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred payments include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

7.    RECOUPMENT
This Plan and all incentive bonus awards granted under this Plan are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of any incentive bonus award under this Plan.

8.    OTHER PROVISIONS

8.1
Limitations on Transfer. Incentive bonus awards granted under this Plan are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, and during the lifetime of the Participant awards shall only be paid to the Participant.

8.2
Compliance with Laws. This Plan and the granting and payment of incentive bonus awards under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing,

4

regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.

8.3
No Rights to Award. No person shall have any claim or rights to be granted an incentive bonus award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.4
No Employment Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any incentive bonus award) shall confer upon any Eligible Person any right to continue in the employ of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment, with or without cause. Nothing in this Section 8.4, however, is intended to adversely affect any express independent right of such person under a separate employment contract.

8.5
Plan Not Funded. Incentive bonus awards payable under this Plan shall be payable from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Corporation or one of its Subsidiaries by reason of any incentive bonus award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any incentive bonus award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.6
Tax Withholding. Upon any payment of an incentive bonus award, the Corporation or one of its Subsidiaries shall have the right at its option to: (a) require the Participant (or the Participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such payment; or (b) deduct from the amount otherwise payable in cash to the Participant (or the Participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

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8.7    Effective Date, Termination and Suspension, Amendments.

8.7.1
Effective Date. This Plan is effective as of January 1, 2012 (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval at the 2012 annual meeting of the Corporation's stockholders. If the Corporation's stockholders fail to approve this Plan, this Plan shall not become effective and no incentive bonus awards will be paid under this Plan.

8.7.2
Termination. Unless earlier terminated by the Board, this Plan shall terminate upon the first meeting of the Corporation's stockholders that occurs in the 2017 calendar year, subject to any subsequent extension that may be approved by stockholders. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional incentive bonus awards may be granted under this Plan, but previously granted incentive bonus awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.7.3
Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No incentive bonus awards may be granted during any period that the Board suspends this Plan.

8.7.4
Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Section 162(m) of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.8    Governing Law; Construction; Severability.

8.8.1
Choice of Law. This Plan, the incentive bonus awards, all documents evidencing the awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3
Plan Construction. This Plan is intended to provide incentive bonus awards that qualify for the performance-based compensation exemption of Section 162(m) of the Code. Any provision, application or interpretation of this Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. This Plan is intended to provide incentive bonus awards that are exempt from (i.e., not a deferral of compensation within the meaning of) Section 409A of the Code as short-term deferrals. Any provision, application or interpretation of this Plan

6

inconsistent with this intent with respect to Section 409A of the Code shall be disregarded.

8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation under any other plan or authority.

8.11
Other Company Benefit and Compensation Programs. Payments received by a Participant under an incentive bonus award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.

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SUN HEALTHCARE GROUP, INC. 101 SUN AVENUE, N.E. ALBUQUERQUE NM 87109

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

-----------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
For	Against	Abstain
1. Election of Directors	☐	☐	☐

1a. Gregory S. Anderson	☐	☐	☐

1b. Tony M. Astorga	☐	☐	☐
For	Against	Abstain
1c. Christian K. Bement	☐	☐	☐	4	Approval of the Sun Healthcare Group, Inc.	☐	☐	☐
2012 Cash Bonus Plan.
1d. Michael J. Foster	☐	☐	☐

1e. Barbara B. Kennelly	☐	☐	☐	NOTE: Such other business will be transacted at the
meeting as may properly come before the meeting or
1f. William A. Mathies	☐	☐	☐	any adjournment or postponement thereof.

1g. Milton J. Walters	☐	☐	☐

The Board of Directors recommends you vote
FOR Proposals 2, 3 and 4.
For	Against	Abstain
2	Ratification of the appointment of	☐	☐	☐
PricewaterhouseCoopers LLP as independent
registered public accounting firm for the
fiscal year ending December 31, 2012.

3	Approval, on an advisory basis, of the	☐	☐	☐
compensation of our named executive officers.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/
are available at www.proxyvote.com .

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SUN HEALTHCARE GROUP, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
June 20, 2012 at 9:00 AM Pacific Time

The stockholders(s) hereby appoint(s) William A. Mathies and L. Bryan Shaul, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of SUN HEALTHCARE GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, PDT on June 20, 2012, at its executive offices at 18831 Von Karman, Suite 400, Irvine, California 92612 and any adjournments or postponements thereof. The proposals referred to on the reverse side hereof are described in the Proxy Statement, dated as of April 30, 2012, which is being delivered herewith in connection with the Annual Meeting of Stockholders.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made this proxy will be voted in accordance with the Board of Directors recommendations indicated on the reverse side hereof. Whether or not direction is made, each of the named proxies is authorized to vote in his discretion on such other business as may property come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY.

Continued and to be signed on reverse side